                                                                   EXHIBIT 10.14

                          CARIBOU COFFEE COMPANY, INC.
                          MASTER LICENSE AGREEMENT FOR
                 BAHRAIN, EGYPT, IRAQ, JORDAN, KUWAIT, LEBANON,
                       OMAN, QATAR, SAUDI ARABIA, TURKEY,
                         UNITED ARAB EMIRATES, AND YEMEN

                                                         AL-SAYER ENTERPRISES
                                                         NAME OF MASTER LICENSEE

                                                               November 10, 2004
                                                               ------------
                                                               DATE OF AGREEMENT

CARIBOU MLA AL SAYER (2004)

                               TABLE OF CONTENTS

SECTION                                                                    PAGE
-------                                                                    ----
1.  PREAMBLES...........................................................     1

2.  DEFINITIONS.........................................................     1

3.  DEVELOPMENT RIGHTS AND OBLIGATIONS..................................     4
    A.       GRANT......................................................     4
    B.       TERRITORIAL RIGHTS OF MASTER LICENSEE......................     4
    C.       RESERVATION OF RIGHTS......................................     4
    D.       DEVELOPMENT OBLIGATIONS....................................     5
    E.       PROTOTYPE COFFEEHOUSES.....................................     5

4.  GUIDANCE AND ASSISTANCE.............................................     6
    A.       INITIAL TRAINING AND ANNUAL CONVENTION.....................     6
    B.       ANNUAL SITE VISIT..........................................     6
    C.       CONTINUING GUIDANCE AND SUPPORT BY LICENSOR................     6

5.  GRANT, SUPPORT, AND SUPERVISION OF SUBLICENSEES.....................     7
    A.       FORM OF SUBLICENSE AGREEMENTS..............................     7
    B.       SUBLICENSEE TRAINING AND SUPPORT...........................     8
    C.       MANUALS....................................................     8
    D.       SYSTEM STANDARDS...........................................     9
    E.       SUBLICENSEE COMPLIANCE.....................................     9

6.  OTHER OBLIGATIONS OF MASTER LICENSEE................................    10
    A.       CHIEF EXECUTIVE OFFICER....................................    10
    B.       OTHER MANAGEMENT PERSONNEL OF MASTER LICENSEE..............    10
    C.       INSURANCE..................................................    10
    D.       RECORDS AND REPORTS .......................................    10
    E.       GOVERNMENTAL APPROVALS AND REGISTRATIONS OF THIS
             AGREEMENT..................................................    11
    F.       COMPLIANCE WITH LEGAL REQUIREMENTS/GOOD BUSINESS
             PRACTICES..................................................    12

7.  INITIAL RENTAL PAYMENTS AND CONTINUING FEES.........................    13
    A.       INITIAL RENTAL PAYMENTS FOR RIGHTS TO TERRITORY............    13
    B.       INITIAL RENTAL PAYMENTS FOR LICENSES AND SUBLICENSES.......    13
    C.       CONTINUING FEES............................................    13
    D.       LATE FEES..................................................    14
    E.       TAXES......................................................    14
    F.       CURRENCY OF PAYMENT........................................    15
    G.       EXCHANGE CONTROLS..........................................    15
    H.       STAMP DUTIES...............................................    16

8.  MARKETING...........................................................    16

CARIBOU MLA AL SAYER (2004)

 SECTION                                                                   PAGE
 -------                                                                   ----
     A.       SUBLICENSEE ADVERTISING AND MARKETING.....................   16
     B.       WEBSITES..................................................   16

 9.  CONFIDENTIAL INFORMATION...........................................   17
     A.       OBLIGATIONS OF MASTER LICENSEE............................   17
     B.       OBLIGATIONS OF LICENSOR...................................   19

 10. EXCLUSIVE RELATIONSHIP.............................................   19

 11. INDEPENDENT CONTRACTORS/INDEMNIFICATION............................   19
     A.       INDEPENDENT CONTRACTORS...................................   19
     B.       TAXES.....................................................   20
     C.       INDEMNIFICATION...........................................   20

 12. MARKS..............................................................   21
     A.       GOODWILL AND OWNERSHIP OF THE MARKS.......................   21
     B.       REGISTRATION OF THE MARKS IN THE DEVELOPMENT AREA.........   21
     C.       LIMITATIONS ON MASTER LICENSEE'S USE OF THE MARKS.........   21
     D.       NOTIFICATION OF INFRINGEMENT AND CLAIMS...................   22
     E.       DISCONTINUANCE OF USE OF MARKS............................   22
     F.       DISCLAIMER OF WARRANTIES..................................   23

 13. TRANSFER ..........................................................   23
     A.       BY LICENSOR...............................................   23
     B.       BY MASTER LICENSEE........................................   24
     C.       LICENSOR'S RIGHT OF FIRST REFUSAL.........................   25
     D.       DEATH OR DISABILITY OF AN OWNER...........................   26

 14. TERMINATION OF AGREEMENT...........................................   27
     A.       BY MASTER LICENSEE........................................   27
     B.       BY LICENSOR...............................................   27
     C.       TERMINATION OF DEVELOPMENT RIGHTS.........................   28

 15. RIGHTS AND OBLIGATIONS UPON TERMINATION OR EXPIRATION .............   28
     A.       MARKS.....................................................   28
     B.       SUBLICENSE AGREEMENTS.....................................   29
     C.       NO COMPENSATION...........................................   29
     D.       GOVERNMENT FILINGS........................................   29
     E.       CONTINUING OBLIGATIONS....................................   29

16.  ENFORCEMENT........................................................   30
     A.       INFORMAL DISPUTE RESOLUTION...............................   30
     B.       ARBITRATION........................... ...................   30
     C.       SEVERABILITY AND SUBSTITUTION OF VALID PROVISIONS.........   31
     D.       WAIVER OF OBLIGATIONS.....................................   32
     E.       FORCE MAJEURE.............................................   32
     F.       NO OFFSETS; CUMULATIVE RIGHTS.............................   33
     G.       WAIVER OF PUNITIVE DAMAGES AND JURY TRIAL.................   33

CARIBOU MLA AL SAYER (2004)

SECTION                                                                    PAGE
-------                                                                    ----
          H.       LIMITATION OF CLAIMS.................................    33
          I.       COSTS AND LEGAL FEES.................................    33
          J.       GOVERNING LAW/CONSENT TO JURISDICTION ...............    33
          K.       BINDING EFFECT............. .........................    34
          L.       CONSTRUCTION.........................................    34
          M.       GOVERNING LANGUAGE...................................    35

17.       NOTICES, REPORTS, AND PAYMENTS................................    35

18.       COMPLIANCE WITH ANTI-TERRORISM LAWS...........................    35

19.       MASTER LICENSEE FORMATION AND AUTHORIZATION ..................    36

20.       DUE DILIGENCE AND ASSUMPTION OF RISK .........................    36

EXHIBITS AND ATTACHMENTS

          EXHIBIT A - DEVELOPMENT QUOTA
          EXHIBIT B - OWNERS
          EXHIBIT C - MARKS
          EXHIBIT D - INTERNATIONAL LICENSE AGREEMENT

CARIBOU MLA AL SAYER (2004)

                          CARIBOU COFFEE COMPANY. INC.
                            MASTER LICENSE AGREEMENT
                        FOR CERTAIN MIDDLE EAST COUNTRIES

      THIS MASTER LICENSE AGREEMENT is made and entered into as of the 11th day of November, 2004 (THE "EFFECTIVE DATE") (regardless of the dates of the parties' signatures) by and between CARIBOU COFFEE COMPANY, INC., a Minnesota corporation with its principal business address at 615 North Third Street, Minneapolis, Minnesota 55401 U.S.A. ("LICENSOR"), AL-SAYER ENTERPRISES, a______________________________________________[TYPE OF ENTITY] organized under the laws of_________________________________, whose mailing address is P.O. Box
485, SAFAT 13005-KUWAIT ("MASTER LICENSEE"), and the Owners (defined below) of MASTER LICENSEE whose names appear on the signature page of this Agreement.

1.    PREAMBLES.

      LICENSOR has developed (and continues to develop and modify) a system for the operation of coffeehouses under the "CARIBOU COFFEE(R)" name selling coffees, teas, baked goods, sandwiches, and other beverage and food products for on-premises and off-premises consumption ("CARIBOU COFFEE COFFEEHOUSES" OR "COFFEEHOUSES"). MASTER LICENSEE wishes to obtain the right to use and sublicense the System and the Marks in the Development Area (defined below) and has applied to LICENSOR for a master license for the Development Area. LICENSOR has approved MASTER LICENSEE's application in reliance upon all representations made by MASTER LICENSEE.

2.    DEFINITIONS.

      The terms listed below have the meanings indicated. Other terms are defined elsewhere in this Agreement and have the meanings indicated there.

      "AFFILIATE" - any person or business entity that directly or indirectly owns or controls, is owned or controlled by, or is under common ownership or control with another person or business entity. For purposes of this definition, the term "control" shall mean the possession, directly or indirectly, of a Controlling Interest (defined below) or the power to direct or cause the direction of a person's or business entity's management and policies.

      "AGREEMENT TERM" - the period commencing on the Effective Date and ending when the final License Agreement (defined below), Sublicense Agreement (defined below), or successor license or sublicense agreement executed pursuant to this Agreement has expired or terminated, unless this Agreement is terminated sooner in accordance with its provisions.

      "COMPETITIVE BUSINESS" - an enterprise or business that: (a) prepares, offers, sells, roasts, and/or distributes specialty coffee products, teas, smoothies, or baked goods (whether at wholesale or retail); or (b) grants or has granted franchises, licenses, or similar rights, or establishes or has established partnerships or joint ventures, for the development and/or operation of the type of business described in subparagraph (a) above. "Competitive Business"

CARIBOU MLA AL SAYER (2004)
does not include a CARIBOU COFFEE Coffeehouse operated under a License Agreement with LICENSOR or a Sublicense Agreement between MASTER LICENSEE and a Sublicensee.

      "CONTROLLING INTEREST" - in a partnership, corporation, limited liability company, or similar form of business entity, the percent of voting shares or other voting rights that results from dividing one hundred percent (100%) of the ownership interests by the number of Owners. In the case of a proposed transfer of an Ownership Interest (defined below) in MASTER LICENSEE, the determination of whether a "Controlling Interest" is involved must be made both immediately before and immediately after the proposed transfer to see if a "Controlling Interest" will be transferred (because of the number of Owners before the proposed transfer) or will be deemed to have been transferred (because of the number of Owners after the proposed transfer). In a trust, the trustee shall be deemed to hold one hundred percent (100%) of the trust's voting interests, and each beneficiary of a trust shall be deemed to hold his proportionate share of the trust's voting interests or, if those interests are indeterminate, one hundred percent (100%) of the trust's voting interests.

      "DEVELOPMENT AREA" - the geographic area encompassing the countries of Bahrain, Egypt, Iraq, Jordan, Kuwait, Lebanon, Oman, Qatar, Saudi Arabia, Turkey, United Arab Emirates, and Yemen, as the borders of those countries exist as of the Effective Date.

      "DEVELOPMENT PERIOD" - each time period defined as a Development Period on Exhibit A to this Agreement.

      "DEVELOPMENT QUOTA" - the minimum number of Coffeehouses listed on Exhibit A that must be open and operating in the Development Area as of the end of each Development Period.

      "DEVELOPMENT TERM" - the period during which MASTER LICENSEE is authorized to establish Coffeehouses directly or through Affiliates under License Agreements and to grant Sublicenses under Sublicense Agreements, which period will commence on the Effective Date and expire, unless sooner terminated according to this Agreement's terms, eight (8) years from the Effective Date.

      "DOLLARS" and "$" - the legal currency of the United States of America.

      "GROSS SALES" - the total of all revenue and receipts derived from the operation of a Coffeehouse, including, but not limited to, all amounts received at or away from the Coffeehouse's site, or through or by means of the business the Coffeehouse conducts, whether in cash or by check, credit card, debit card, or other credit transactions, but (1) excluding the net amount of any sales tax, VAT, or similar tax or assessment levied by a taxing authority upon the sale of goods or services, provided that the taxes or assessments are paid to the appropriate governmental authority, and (2) reduced by the amount of any documented refunds, credits, discounts, and charge-backs the Coffeehouse in good faith gives to customers.

      "LEGAL REQUIREMENTS" - applicable laws, ordinances, regulations, rules, administrative orders, decrees, and policies of any government or governmental agency, department, or similar organization.

CARIBOU MLA AL SAYER (2004)

      "LICENSE AGREEMENT" - a license agreement (including all related exhibits, ancillary documents, and guarantees) signed directly between MASTER LICENSEE and LICENSOR, or between an Affiliate of MASTER LICENSEE and LICENSOR, for the operation of a Coffeehouse in the Development Area. LICENSOR and MASTER LICENSEE agree that MASTER LICENSEE or an Affiliate of MASTER LICENSEE will directly own and operate under License Agreements all Coffeehouses in the Development Area where direct ownership of such Coffeehouses by MASTER LICENSEE or its Affiliates is permitted. LICENSOR's current form of International License Agreement is attached to this Agreement as Exhibit D. LICENSOR reserves the right throughout the Agreement Term to modify this form of International License Agreement as it deems best, for any reason (business or legal), except that LICENSOR may not change the rental payments and fees due to LICENSOR under Section 7 of this Agreement.

      "MARKS" - the trademark and service mark "CARIBOU COFFEE," related commercial symbols, and other trademarks, service marks, and symbols that LICENSOR periodically authorizes for use by Coffeehouses operating in the Development Area. Exhibit C contains information regarding registration of certain Marks in the Development Area. All Marks are owned by Arabica Funding, Inc. and licensed exclusively to LICENSOR. For purposes of this Agreement, references to "LICENSOR" in connection with the ownership of the Marks shall be deemed to include Arabica Funding, Inc.

      "OWNERS" - all persons or entities holding a direct or indirect, disclosed or undisclosed, legal or beneficial ownership, property, or voting right in a business entity (including, without limitation, the right to receive all or part of the profits or losses of the business entity). All Owners of MASTER LICENSEE as of the Effective Date are listed on Exhibit B.

      "RESTRICTED PERSONS" - (1) MASTER LICENSEE's Owners as of the Effective Date; (2) persons who become MASTER LICENSEE's Owners during the Agreement Term;
(3) Affiliates of MASTER LICENSEE; (4) persons having a Controlling Interest in any Affiliates of MASTER LICENSEE; (5) parents, spouses, and natural and adopted children of any person in (1), (2), or (4) above; and (6) officers, directors, and management personnel of MASTER LICENSEE and its Affiliates.

      "SUBLICENSE" - the right under a Sublicense Agreement to develop and operate a Coffeehouse at a specified location in the Development Area and to use the Marks and the System in its operation.

      "SUBLICENSE AGREEMENT" - the form of sublicense agreement (including all related exhibits, ancillary documents, and guarantees) that LICENSOR approves for MASTER LICENSEE's use in granting Sublicenses in the Development Area, as periodically modified pursuant to Section 5.A. of this Agreement.

      "SUBLICENSEE" - one or more person(s) that is/are party to a Sublicense Agreement with MASTER LICENSEE for the development and operation of a Coffeehouse in the Development Area pursuant to a Sublicense Agreement. An Affiliate of MASTER LICENSEE may not be a Sublicensee because such Affiliate must operate its Coffeehouse directly pursuant to a License Agreement.

CARIBOU MLA AL SAYER (2004)

      "SYSTEM" - the methods and techniques of operating a CARIBOU COFFEE Coffeehouse under the Marks and distinctive systems, methods, procedures, standards, and specifications, all of which LICENSOR may improve, further develop, and otherwise modify from time to time.

      "WEBSITE" - an interactive electronic document contained in a network of computers linked by communications software, including, without limitation, Internet and World Wide Web pages, or any similar or successor technology.

3.    DEVELOPMENT RIGHTS AND OBLIGATIONS.

      A.    GRANT.

      Subject to this Agreement's terms and conditions, LICENSOR hereby grants to MASTER LICENSEE the right to (1) develop and operate CARIBOU COFFEE Coffeehouses in the Development Area during the Development Term under License Agreements; (2) grant Sublicenses for the development and operation of CARIBOU COFFEE Coffeehouses in the Development Area during the Development Term; and (3) continue to function, for the remainder of the Agreement Term after the Development Term is terminated or expires, as the sublicensor under then existing Sublicense Agreements with Sublicensees. MASTER LICENSEE acknowledges and agrees that it shall have no right to renew the rights under Sections 3.A.(1) and (2) upon expiration of the Development Term or the rights under
Section 3.A.(3) upon expiration of the Agreement Term. MASTER LICENSEE agrees that, during the Agreement Term, it will at all times faithfully, honestly, and diligently perform its obligations under this Agreement and under all License Agreements and Sublicense Agreements to which it is a party, and will continuously exert its best efforts to promote and enhance the development and operation of CARIBOU COFFEE Coffeehouses in the Development Area.

      B.    TERRITORIAL RIGHTS OF MASTER LICENSEE.

      If MASTER LICENSEE is in substantial compliance with this Agreement, then during the Development Term, neither LICENSOR nor any of its Affiliates will (except as provided in Section 3.C. below) operate, or authorize others to operate, a Coffeehouse operating under the Marks and the System the physical premises of which are located in the Development Area. After the Development Term is terminated or expires, and even if the Agreement Term has not yet terminated or expired, LICENSOR and its Affiliates will have the unrestricted right to own, establish, and operate, and authorize others to own, establish, and operate, Coffeehouses operating under the Marks and the System the physical premises of which are located in the Development Area, but not within a one (1) mile radius of any Coffeehouse in the Development Area in operation or under construction as of the date on which the Development Term is terminated or expires. (With respect to such Coffeehouses, the restriction on LICENSOR shall apply only during the remaining portion of the Agreement Term and shall not prohibit LICENSOR's exercise of the rights reserved under Section 3.C.(3) below.)

      C.    RESERVATION OF RIGHTS.

      LICENSOR (on behalf of itself, its Affiliates, and its designees) reserves all rights not expressly granted to MASTER LICENSEE under this Agreement. Without limiting the

CARIBOU MLA AL SAYER (2004)
generality of the foregoing, LICENSOR (on behalf of itself, its Affiliates, and its designees) reserves the right, on such terms and conditions as LICENSOR deems appropriate, itself or through authorized third parties (including LICENSOR's Affiliates), to: (1) establish, and allow others to establish, businesses and distribution channels (including, but not limited to, the Internet, wholesale businesses, and catalogs), wherever located or operating (including inside and outside the Development Area) and regardless of the nature or location of the customers with whom such other businesses and distribution channels do business (including independent coffee retailers, department stores, food marts, restaurants, and grocery stores), that operate under the Marks or any other trademarks or service marks; that are the same as or different from CARIBOU COFFEE Coffeehouses; and that sell products and/or services that are identical or similar to, and/or competitive with, those that CARIBOU COFFEE Coffeehouses customarily sell (subject only to MASTER LICENSEE's rights in Section 3.B.); (2) own, establish, and operate, and authorize others to own, establish, and operate, Coffeehouses operating under the Marks and the System the physical premises of which are located outside the Development Area; and (3) own, establish, and operate, and authorize others to own, establish, and operate, Coffeehouses the physical premises of which are located in the Development Area if MASTER LICENSEE (or its Affiliates) does not have access to, or is unable to receive the right to occupy, particular sites but LICENSOR (or its Affiliates or other approved third parties) do have access to, or are able to receive the right to occupy, such sites (including, but not limited to, United States military bases located in the Development Area).

      D.    DEVELOPMENT OBLIGATIONS.

      MASTER LICENSEE agrees to comply with the Development Quota for each Development Period. The determination of whether MASTER LICENSEE has satisfied its Development Quota shall be made based on the number of Coffeehouses open and operating at the end of each Development Period. If a Coffeehouse was open and operating at some point during the last six (6) months of a Development Period, but is then permanently closed for any reason due to no fault of MASTER LICENSEE or any of its Affiliates, that Coffeehouse shall be counted as open and operating at the end of that Development Period (but not afterward); otherwise, a Coffeehouse must be open and operating at the end of the Development Period in compliance with the applicable License Agreement or Sublicense Agreement in order to be counted toward the satisfaction of the Development Quota for that Development Period.

      E.    PROTOTYPE COFFEEHOUSES.

      MASTER LICENSEE and/or its Affiliates must establish and operate in compliance with License Agreements at least five (5) CARIBOU COFFEE Coffeehouses in Kuwait and/or the United Arab Emirates before MASTER LICENSEE may begin granting Sublicenses. One of these Coffeehouses, which shall be in Dubai, U.A.E., shall serve throughout the Agreement Term as the training center for all training programs that MASTER LICENSEE conducts for Sublicensees under Sublicense Agreements and for its (and its Affiliates') employees who operate Coffeehouses.

CARIBOU MLA AL SAYER (2004)

4.    GUIDANCE AND ASSISTANCE.

      A.    INITIAL TRAINING AND ANNUAL CONVENTION.

      LICENSOR will furnish, at its principal office in the United States and at no charge to MASTER LICENSEE, an initial training program on the operation of a Coffeehouse to MASTER LICENSEE's Chief Executive Officer (described in Section 6.A. below) and any other key employees of MASTER LICENSEE whom MASTER LICENSEE wishes to have attend such training. MASTER LICENSEE's Chief Executive Officer and employees must complete the initial training program to LICENSOR's satisfaction. LICENSOR also may, at its option, periodically conduct conferences and conventions for master licensees and operators of Coffeehouses. MASTER LICENSEE's Chief Executive Officer agrees to attend at least one (1) conference or convention each year during the Agreement Term (if held by LICENSOR). MASTER LICENSEE must pay all travel and living expenses and compensation of its personnel who attend these training programs, conferences, and conventions.

      B.    ANNUAL SITE VISIT.

      During each Development Period throughout the Development Term, LICENSOR shall make one (1) of its representatives available in the Development Area for at least eight (8) weeks (which need not be consecutive) to consult with MASTER LICENSEE regarding the development, marketing, operation, and sublicensing of Coffeehouses and, at LICENSOR's option, to inspect Coffeehouses that LICENSOR selects on the condition that (1) MASTER LICENSEE is then in substantial compliance with all of its obligations under this Agreement, and (2) LICENSOR's representative is accompanied on inspections by a representative of MASTER LICENSEE acceptable to LICENSOR. LICENSOR will pay all of the costs and expenses of its own representative.

      C.    CONTINUING GUIDANCE AND SUPPORT BY LICENSOR.

      During the Agreement Term, LICENSOR shall provide ongoing advice and guidance to MASTER LICENSEE via e-mail and telephone consultations concerning the development, marketing, operation and sublicensing of Coffeehouses. As part of this assistance, LICENSOR will furnish to MASTER LICENSEE written (and, if reasonably available to LICENSOR, electronic) copies of advertising and marketing materials that LICENSOR develops for Coffeehouses in the United States (provided that LICENSOR reasonably determines that the materials would be useful for Coffeehouses operating in the Development Area) and information relating to systems developed and implemented in, and/or products and services offered by, Coffeehouses in the United States. If MASTER LICENSEE desires assistance from LICENSOR in addition to the assistance described above, and LICENSOR agrees to provide such assistance, MASTER LICENSEE shall reimburse LICENSOR's related costs and expenses, including wages of LICENSOR's personnel and LICENSOR's expenses for travel to and from the Development Area.

      MASTER LICENSEE shall purchase from LICENSOR for resale to Sublicensees, and for its (and its Affiliates') own Coffeehouses, all trade secret, proprietary, and other products to be used at and/or sold from Coffeehouses in compliance with LICENSOR's System Standards

CARIBOU MLA AL SAYER (2004)
for which LICENSOR is the exclusive source because of the proprietary nature or other special characteristics of such products. MASTER LICENSEE shall comply with LICENSOR's payment and shipping terms and procedures with respect to all such products. MASTER LICENSEE may not obtain substitute products from other sources, sell such unauthorized products to Sublicensees, nor use such unauthorized products at Coffeehouses. MASTER LICENSEE shall ensure that Sublicensees do not use any unauthorized products. MASTER LICENSEE may use and resell trade secret, proprietary, and similar products only in connection with the business it conducts under this Agreement.

5.    GRANT, SUPPORT, AND SUPERVISION OF SUBLICENSEES.

      A.    FORM OF SUBLICENSE AGREEMENTS.

      MASTER LICENSEE shall prepare a form of Sublicense Agreement in the English language to use in the Development Area. MASTER LICENSEE shall submit that form to LICENSOR for review and approval before it may be used. The form of Sublicense Agreement may contain provisions that are reasonably necessary to comply with Legal Requirements and for the commercial success of Coffeehouses to be operated in the Development Area. LICENSOR will consider MASTER LICENSEE's proposed form of Sublicense Agreement in good faith and reject only those provisions that LICENSOR believes will be harmful to or inconsistent with the System or the successful operation of Coffeehouses. The Sublicense Agreement must contain all provisions and concepts required by this Agreement, including a provision in which the Sublicensee agrees in advance that, upon notice from LICENSOR following termination of this Agreement, the Sublicense Agreement and all related rights and obligations shall be automatically assigned to LICENSOR (or its designee) and each Sublicensee will sign all documents required to effect such assignment and assumption. MASTER LICENSEE may use the License Agreement as a base document from which to prepare the form of Sublicense Agreement. LICENSOR will provide its comments on the proposed form of Sublicense Agreement within thirty (30) days after receiving it. LICENSOR must review and approve any modified form of Sublicense Agreement before MASTER LICENSEE may use it (for example, if MASTER LICENSEE makes changes to comply with Legal Requirements in one or more countries in the Development Area).

      MASTER LICENSEE acknowledges and agrees that LICENSOR periodically may require MASTER LICENSEE to modify the Sublicense Agreement. MASTER LICENSEE shall not permit any person or entity to develop or operate a CARIBOU COFFEE Coffeehouse in the Development Area other than pursuant to a signed Sublicense Agreement in the form approved by LICENSOR, unless the Coffeehouse is operated by MASTER LICENSEE or its Affiliate pursuant to a License Agreement, and shall not make any material changes to the Sublicense Agreement form without LICENSOR's prior written consent. MASTER LICENSEE may prepare a translation of the Sublicense Agreement, at its sole cost, to the extent necessary to comply with any Legal Requirement or customs or business practices in the Development Area. MASTER LICENSEE shall submit a copy of any translated Sublicense Agreement to LICENSOR for its approval before delivering the Sublicense Agreement to prospective Sublicensees. LICENSOR may require that translations be certified by a licensed translator. In any event, if any dispute or question of interpretation concerning the Sublicense Agreement

CARIBOU MLA AL SAYER (2004)
arises, the provisions of the English language version will control and govern its construction and interpretation.

      B.    SUBLICENSEE TRAINING AND SUPPORT.

      MASTER LICENSEE shall develop and submit to LICENSOR for approval a detailed plan for the training program that MASTER LICENSEE intends to provide to Sublicensees and their employees under Sublicense Agreements and to its (and its Affiliates') own employees under License Agreements. To assist MASTER LICENSEE in developing this plan, LICENSOR shall give MASTER LICENSEE detailed information regarding the initial training program that LICENSOR currently provides to CARIBOU COFFEE Coffeehouse licensees and employees in the United States. MASTER LICENSEE shall make all changes to its plan that LICENSOR reasonably requests and provide initial training to Sublicensees and CARIBOU COFFEE Coffeehouse employees at the Coffeehouse specified in Section 3.E. above in accordance with the plan and applicable Sublicense Agreements and License Agreements. MASTER LICENSEE may not grant any Sublicenses until LICENSOR has approved this initial training plan. MASTER LICENSEE must submit to LICENSOR for approval any proposed changes to the approved training plan before their implementation.

      MASTER LICENSEE agrees diligently and continuously to provide support and assistance to Sublicensees as required under Sublicense Agreements. MASTER LICENSEE shall not transfer, delegate, or subcontract these services and assistance. MASTER LICENSEE agrees to use its best efforts to recruit, train, and control the performance of Sublicensees to meet LICENSOR's standards. MASTER LICENSEE shall not offer a Sublicense to any prospective Sublicensee who reasonably could be expected to injure the reputation and goodwill associated with the Marks. LICENSOR has the right to approve all proposed Sublicensees, and MASTER LICENSEE agrees to send LICENSOR such information regarding proposed Sublicensees that LICENSOR requests, and to comply with such approval procedures that LICENSOR specifies, to determine whether proposed Sublicensees are suitable for CARIBOU COFFEE Coffeehouses. MASTER LICENSEE may not grant a Sublicense to any Sublicensee whom LICENSOR has not approved or has disapproved.

      C.    MANUALS.

      LICENSOR shall provide to MASTER LICENSEE for use during the Agreement Term a written (and, if reasonably available to LICENSOR, an electronic) copy of the manuals and forms that LICENSOR generally uses and/or furnishes to licensees operating in the United States that describe various aspects of operating Coffeehouses (COLLECTIVELY, THE "MANUALS"). MASTER LICENSEE shall submit to LICENSOR for review and approval any proposed changes to the Manuals and/or System that MASTER LICENSEE believes are necessary to comply with Legal Requirements or for the commercial success of Coffeehouses operated in the Development Area. LICENSOR shall consider such proposed changes in good faith, reject only those changes that LICENSOR believes will be harmful to or inconsistent with the System or the successful operation of Coffeehouses, and promptly notify MASTER LICENSEE in writing whether it accepts or rejects the proposed changes. MASTER LICENSEE shall provide a copy of the Manuals (as modified with LICENSOR's approval) to all Sublicensees pursuant to Sublicense Agreements. If required by LICENSOR, any Legal Requirement, or for the

CARIBOU MLA AL SAYER (2004)
commercial success of Coffeehouses operated in the Development Area, MASTER LICENSEE, at its own expense, shall translate the Manuals into the language(s) used in the Development Area. MASTER LICENSEE shall submit a copy of any translation to LICENSOR for its approval before delivering the Manuals to Sublicensees. LICENSOR may require that translations be certified by a licensed translator. LICENSOR has the right to receive from MASTER LICENSEE, at no cost to LICENSOR, electronic and "hard" copies of the translated Manuals. The Manuals; all copyrights in the Manuals, in any translations of this Agreement, and in the design (exterior and interior) of and the graphics, menu boards, and related items used in Coffeehouses; and all other intellectual property rights relating to the Manuals and this Agreement shall be LICENSOR's property. Except for providing one (1) copy of the Manuals to each Sublicensee, MASTER LICENSEE shall not copy the Manuals or disclose any part of the Manuals to any person other than its employees who need to know their contents. MASTER LICENSEE shall cause each Sublicensee to acknowledge in writing that the Manuals are LICENSOR's property.

      D.    SYSTEM STANDARDS.

      MASTER LICENSEE acknowledges and agrees that strict compliance by MASTER LICENSEE, its Affiliates, and all Sublicensees with the mandatory specifications, standards, and operating procedures that LICENSOR periodically prescribes for sublicensing, developing, and operating CARIBOU COFFEE Coffeehouses, including Sharia rules and principles relating to Coffeehouses (THE "SYSTEM STANDARDS"), is essential to preserve the goodwill of the Marks, the System, and all Coffeehouses. LICENSOR shall consider in good faith any proposed changes to System Standards that MASTER LICENSEE periodically suggests as necessary to comply with Legal Requirements or for the commercial success of Coffeehouses operating in the Development Area, reject only those changes that LICENSOR believes will be harmful to or inconsistent with the System or the successful operation of Coffeehouses, and promptly notify MASTER LICENSEE whether it accepts or rejects the proposed changes. Throughout the Agreement Term, MASTER LICENSEE and its Affiliates shall comply with, and cause Sublicensees to develop, maintain, and operate Coffeehouses in compliance with, each and every System Standard, as LICENSOR periodically modifies and supplements them in its discretion. LICENSOR may delete, change, modify, and supplement System Standards and other information contained in the Manuals, and create and add new System Standards and information, from time to time as it deems necessary for maintaining, developing, and enhancing the System. LICENSOR shall advise MASTER LICENSEE in writing of new or revised System Standards within a reasonable time period before their implementation so that MASTER LICENSEE, its Affiliates, and Sublicensees can comply with them. MASTER LICENSEE shall promptly communicate to Sublicensees all changes to System Standards.

      E.    SUBLICENSEE COMPLIANCE.

      MASTER LICENSEE agrees diligently and continuously to monitor and enforce strictly each Sublicensee's compliance with its Sublicense Agreement and System Standards and to furnish assistance to Sublicensees to correct perceived deficiencies in operation. MASTER LICENSEE shall inspect each Coffeehouse operating in the Development Area at least twice per calendar year to determine the Sublicensee's compliance with the Sublicense Agreement and System Standards and send LICENSOR copies of all inspection reports. MASTER LICENSEE

CARIBOU MLA AL SAYER (2004)
shall consult with LICENSOR before terminating a Sublicense Agreement and, upon any termination, strictly enforce all post-termination obligations under the Sublicense Agreement.

6.    OTHER OBLIGATIONS OF MASTER LICENSEE.

      A.    CHIEF EXECUTIVE OFFICER.

      Concurrently with signing this Agreement, MASTER LICENSEE shall designate an individual, who shall be a managing partner, member, shareholder, or key officer of MASTER LICENSEE and subject to LICENSOR's approval, to act as Chief Executive Officer. The Chief Executive Officer shall exert his full-time efforts to developing, operating, and sublicensing CARIBOU COFFEE Coffeehouses. If the Chief Executive Officer's relationship with MASTER LICENSEE terminates, MASTER LICENSEE shall promptly designate a replacement Chief Executive Officer who shall satisfactorily complete LICENSOR's initial training program. The Chief Executive Officer shall speak, read, and write the English language fluently.

      B.    OTHER MANAGEMENT PERSONNEL OF MASTER LICENSEE.

      MASTER LICENSEE agrees to hire, properly train, and maintain the number and level of management personnel required to manage and supervise the development and operation of Coffeehouses and the grant of Sublicenses in the Development Area in accordance with this Agreement. MASTER LICENSEE shall inform LICENSOR of the identities of all management personnel, who shall speak, read, and write the English language fluently.

      C.    INSURANCE.

      MASTER LICENSEE agrees to maintain the insurance necessary to comply with all Legal Requirements, including general liability insurance against claims for bodily and personal injury, death, and property damage caused by or occurring in connection with the conduct of MASTER LICENSEE's business under this Agreement. MASTER LICENSEE must maintain this insurance under one or more policies containing the minimum liability and types of coverages that are reasonable and appropriate in the Development Area. Each insurance policy shall name LICENSOR and its Affiliates as additional insureds, contain a waiver of all subrogation rights against LICENSOR, its Affiliates, and their successors and assigns, and provide for thirty (30) days' prior written notice to LICENSOR of any policy's material modification, cancellation, or expiration. MASTER LICENSEE shall send LICENSOR annually a copy of the certificates of insurance or other evidence LICENSOR requests to demonstrate that required insurance coverage is in force. LICENSOR has no obligation to prescribe types or amounts of insurance coverage for MASTER LICENSEE and shall have no liability to MASTER LICENSEE for not doing so or if the types or amounts of insurance coverage obtained by MASTER LICENSEE are insufficient. The insurance coverage obtained by MASTER LICENSEE shall comply with Sharia rules and principles to the extent such coverage is available.

      D.    RECORDS AND REPORTS.

      MASTER LICENSEE agrees to maintain and preserve at its principal office full, complete, and accurate records and reports relating to the development, operation, and

CARIBOU MLA AL SAYER (2004)
sublicensing of Coffeehouses and MASTER LICENSEE's performance of its obligations under this Agreement, including, but not limited to, information regarding Sublicensee applications, site reports, inspection and supervisory reports for Coffeehouses and Sublicense Agreement compliance, copies of leases and Sublicense Agreements for each Coffeehouse, records reflecting the financial condition and performance of MASTER LICENSEE and Sublicensees, and any other records and reports that LICENSOR periodically prescribes. MASTER LICENSEE shall (at LICENSOR's request) maintain these records and reports on forms that LICENSOR periodically designates. LICENSOR and/or its representatives shall have the right without notice to MASTER LICENSEE to inspect, audit, and make copies of such records and reports. MASTER LICENSEE shall fully cooperate with LICENSOR. LICENSOR shall have the right at any time during normal business hours to inspect the premises of MASTER LICENSEE's offices and any Coffeehouse to assess a Sublicensee's compliance with its Sublicense Agreement and/or MASTER LICENSEE's compliance with this Agreement.

      MASTER LICENSEE shall deliver to LICENSOR in the electronic and/or written format LICENSOR periodically prescribes:

            (1) by the last day of each calendar month, a report of the Gross Sales of each Coffeehouse then open and operating in the Development Area as of the end of the previous calendar month;

            (2) within thirty (30) days after the end of each quarter of MASTER LICENSEE's financial year, a report of the number of Coffeehouses opened, closed, and under development in the Development Area during the immediately preceding quarter, along with a short description of the status of any Coffeehouse then under development;

            (3) at least sixty (60) days before the end of each Development Period, (a) a business and development plan for the succeeding Development Period, including plans for grants of Sublicenses, development of Coffeehouses, and capital and operating budgets for MASTER LICENSEE, and
      (b) a detailed marketing plan and budget describing proposed marketing activities and expenditures for marketing programs in the Development Area for the succeeding Development Period (the "Marketing Plan"); and

            (4) such other data, reports, information, financial statements, and supporting records relating to Sublicenses and Coffeehouses that LICENSOR periodically prescribes.

MASTER LICENSEE shall verify in writing that each report and financial statement is correct to the best of its knowledge. MASTER LICENSEE shall immediately report to LICENSOR any events or developments that might materially and adversely impact MASTER LICENSEE's performance under this Agreement or the goodwill associated with the Marks and Coffeehouses.

      E.    GOVERNMENTAL APPROVALS AND REGISTRATIONS OF THIS AGREEMENT.

      LICENSOR and MASTER LICENSEE agree to sign any and all appropriate instruments and documents, and otherwise cooperate with each other, to obtain all governmental approvals

CARIBOU MLA AL SAYER (2004)
necessary in LICENSOR's reasonable opinion to comply with Legal Requirements with respect to this Agreement, including MASTER LICENSEE's assistance in securing visas for LICENSOR's personnel. LICENSOR shall have the right to submit, or to require MASTER LICENSEE to submit, this Agreement, License Agreements, and/or Sublicense Agreements to any governmental entity (each an "Agency") for registration and/or approval. If any Agency requires any amendments to this Agreement, License Agreements, and/or Sublicense Agreements, LICENSOR and MASTER LICENSEE shall negotiate in good faith to determine the amendments necessary to render this Agreement, the License Agreements, and/or the Sublicense Agreements acceptable to the Agency. However, neither party shall be required to agree to any amendment of the rental payments and fees payable under this Agreement, License Agreements, or Sublicense Agreements. If LICENSOR and MASTER LICENSEE agree to any amendments, LICENSOR will deliver to MASTER LICENSEE for execution an addendum to this Agreement, License Agreements, and/or Sublicense Agreements (or other appropriate documents) to reflect the amendments. LICENSOR may terminate this Agreement, effective upon delivery of written notice to MASTER LICENSEE, if: (1) LICENSOR reasonably determines that the effect of any amendment will be materially adverse to its interests; or (2) any applicable Agency has not registered or approved this Agreement, License Agreements, and/or Sublicense Agreements within one hundred eighty (180) days after they have been submitted to the Agency for approval or registration. No rental payments and fees paid under this Agreement shall be refunded.

      F.    COMPLIANCE WITH LEGAL REQUIREMENTS/GOOD BUSINESS PRACTICES.

      MASTER LICENSEE shall obtain and maintain in force in its name all required licenses, permits, and certificates relating to the business conducted pursuant to this Agreement. MASTER LICENSEE at all times shall comply with Legal Requirements. All advertising by MASTER LICENSEE shall be completely factual and conform to high standards of ethical advertising. MASTER LICENSEE shall at all times and in all dealings with LICENSOR, public officials, and other third parties adhere to high standards of honesty, integrity, fair dealing, and ethical conduct and not engage in any business or advertising practice that might injure the business of LICENSOR or MASTER LICENSEE or the goodwill associated with the Marks and Coffeehouses. MASTER LICENSEE shall notify LICENSOR within three (3) days after it learns of the commencement of any action, suit, or proceeding, or of the issuance of any order, writ, injunction, award, or decree of any court, agency, or other governmental instrumentality, that might adversely affect the operation or financial condition of MASTER LICENSEE, a Sublicensee, or a Coffeehouse.

      Notwithstanding anything to the contrary in this Agreement, MASTER LICENSEE (at its own cost) shall be solely responsible and liable for complying with all Legal Requirements that apply to its activities under this Agreement, including, without limitation, all laws and regulations governing the offer and sale of Sublicenses in the Development Area and the relationship between MASTER LICENSEE and Sublicensees. MASTER LICENSEE shall submit to LICENSOR for prior approval all disclosure documents and similar materials (and any renewals, amendments, and updates of such materials) that MASTER LICENSEE intends to use to offer and sell Sublicenses. MASTER LICENSEE may not use any materials that LICENSOR has not approved or has disapproved.

CARIBOU MLA AL SAYER (2004)

7.    INITIAL RENTAL PAYMENTS AND CONTINUING FEES.

      A.    INITIAL RENTAL PAYMENTS FOR RIGHTS TO TERRITORY.

      MASTER LICENSEE shall pay LICENSOR the following initial rental payments:

            (1) Two Million Dollars ($2,000,000) in a lump sum upon signing this Agreement as the rental payment for the territory rights to the Development Area; and

            (2) One Million Two Hundred Fifty Thousand Dollars ($1,250,000) in a lump sum upon signing this Agreement as partial payment for the initial rental payments due to LICENSOR for each CARIBOU COFFEE Coffeehouse scheduled for development in the Development Area during the Development Term.

These initial rental payments are for a rental term of two (2) days, are fully earned by LICENSOR two (2) days after this Agreement is signed, and are nonrefundable, even if MASTER LICENSEE fails to develop or sublicense CARIBOU COFFEE Coffeehouses in the Development Area during the Development Term in accordance with this Agreement. [The initial rental payments specified above will be treated as upfront license fee payments for United States tax and accounting purposes.]

      B.    INITIAL RENTAL PAYMENTS FOR LICENSES AND SUBLICENSES.

      In addition to the initial rental payments specified in Section 7.A. above, MASTER LICENSEE shall pay LICENSOR a Twenty Thousand Dollar ($20,000) initial rental payment for each of the first one hundred (100) CARIBOU COFFEE Coffeehouses in the Development Area for which a License Agreement or Sublicense Agreement is signed and a Fifteen Thousand Dollar ($15,000) initial rental payment for each additional CARIBOU COFFEE Coffeehouse in the Development Area (after the first one hundred (100)) for which a License Agreement or Sublicense Agreement is signed. Five Thousand Dollars ($5,000) of the initial rental payment paid under Section 7.A.(2) above shall be applied as a credit against each initial rental payment due for each CARIBOU COFFEE Coffeehouse in the Development Area for which a License Agreement or Sublicense Agreement is signed, meaning that MASTER LICENSEE'S actual required additional initial rental payment for each such Coffeehouse shall be Fifteen Thousand Dollars ($15,000) and Ten Thousand Dollars ($10,000), respectively. If MASTER LICENSEE or its Affiliate signs a License Agreement for a Coffeehouse, the required payment is due when it signs the License Agreement. However, if a Sublicense Agreement is signed for a Coffeehouse, the required payment is due within fifteen (15) days after the Sublicensee signs the Sublicense Agreement, whether or not the Sublicensee makes any payment to MASTER LICENSEE. These rental payments are nonrefundable and fully earned by LICENSOR upon payment. [The rental payments specified above will be treated as license fee payments for United States tax and accounting purposes.]

      C.    CONTINUING FEES.

      MASTER LICENSEE shall pay LICENSOR during the Agreement Term the following continuing fees:

CARIBOU MLA AL SAYER (2004)

            (1) If MASTER LICENSEE or its Affiliate operates a Coffeehouse pursuant to a License Agreement, MASTER LICENSEE or its Affiliate shall pay LICENSOR the five percent (5%) Royalty specified in the License Agreement on or before its designated due date; and

            (2) For all Coffeehouses operated under Sublicense Agreements, MASTER LICENSEE shall pay LICENSOR on or before the last day of each calendar month an amount equal to three percent (3%) of the Gross Sales of all Coffeehouses operating in the Development Area during the previous calendar month, whether or not MASTER LICENSEE actually collects any royalty or other continuing fee from its Sublicensees.

LICENSOR may require MASTER LICENSEE to pay any amounts due under this Agreement by international wire transfer in immediately available U.S. Dollars or by any other reasonable means LICENSOR designates to ensure that required payments are made by their due dates. MASTER LICENSEE agrees to comply with LICENSOR's payment instructions (although LICENSOR shall not debit MASTER LICENSEE's bank accounts automatically for any amounts due).

      D.    LATE FEES.

      MASTER LICENSEE agrees to pay LICENSOR a late fee for each required payment not made on or before its original due date. This late fee will equal ten percent (10%) of the original amounts due but not paid on time. Any late fee to be paid by MASTER LICENSEE pursuant to this Section 7.D. shall be donated to charity by LICENSOR on behalf of MASTER LICENSEE. MASTER LICENSEE acknowledges that this Section is not LICENSOR's agreement to accept any payments after they are due or its commitment to extend credit to or otherwise finance MASTER LICENSEE's business. MASTER LICENSEE acknowledges that its failure to pay LICENSOR and its Affiliates all amounts when due is cause for termination of this Agreement despite this Section's provisions.

      E.    TAXES.

      MASTER LICENSEE shall make all payments due to LICENSOR and its Affiliates under this Agreement free and clear of any tax, deduction, offset, or withholding of any kind. All taxes and penalties levied on such payments in the Development Area shall be fully borne by MASTER LICENSEE. If MASTER LICENSEE or any other person is required by law to make any deduction or withholding on account of any tax, assessment, duty, or levy charged against any payments, MASTER LICENSEE shall pay such tax, assessment, duty, or levy before the date on which a penalty for nonpayment or late payment attaches. Payment of the tax, levy, duty, or assessment is to be made (if the liability to pay is imposed on MASTER LICENSEE) for MASTER LICENSEE's own account or (if the liability to pay is imposed on LICENSOR) on behalf of and in the name of LICENSOR. Payments by MASTER LICENSEE to LICENSOR or its Affiliates with respect to which the relevant deduction, withholding, or payment (including any penalties) is required will be increased to the extent necessary to ensure that, after the deduction, withholding, or payment of such tax, levy, duty, or assessment is made, LICENSOR or its Affiliates receive on the due date and retain (free from any liability with respect to the deduction, withholding, or payment) a net sum equal to what LICENSOR or its Affiliates would

CARIBOU MLA AL SAYER (2004)
have received and retained had no such deduction, withholding, or payment been required or made, provided, however, that MASTER LICENSEE shall not be obligated to increase its payments to LICENSOR if the relevant deduction, withholding, or payment is expressly required by law with respect to the types of payments due under this Agreement from MASTER LICENSEE to LICENSOR and relates exclusively to income taxes potentially due from and payable by LICENSOR to the taxing authority of a country in the Development Area. MASTER LICENSEE shall immediately send to LICENSOR certified receipts of the payment of any deduction, withholding, or payment, whether on MASTER LICENSEE's or LICENSOR's account.

      If MASTER LICENSEE fails to take the action required above, MASTER LICENSEE will be responsible for, and shall indemnify and hold harmless LICENSOR and its Affiliates against, any penalties, interest, or expenses incurred by or assessed against LICENSOR or its Affiliates due to such failure. In appropriate circumstances, LICENSOR may apply to a taxing authority for tax credits, exemptions, or refunds that are available for any taxes that MASTER LICENSEE deducts from payments due to LICENSOR, in which case MASTER LICENSEE agrees to cooperate with LICENSOR fully to provide any information and records that LICENSOR requests.

      F.    CURRENCY OF PAYMENT.

      All payments by MASTER LICENSEE to LICENSOR under this Agreement shall be made in U.S. Dollars or in a currency easily and readily convertible to U.S. Dollars, unless LICENSOR specifies otherwise. All payments under this Agreement to be calculated in the currency of the country where the Coffeehouse is located and then converted into U.S. Dollars for payment to LICENSOR shall be converted at the spot currency rate announced by the New York City Office of Citibank in the United States (or any other United States bank or financial institution LICENSOR reasonably designates). The rate used will be the rate that was in effect as of 10:00 a.m. New York time on the business day before the date payment is transmitted. All payments made under this Agreement shall be made in full, net of any bank charges. MASTER LICENSEE shall make all payments to a bank of LICENSOR's choice in the United States or elsewhere (including, if LICENSOR so elects, in a bank located in the Development Area). MASTER LICENSEE will bear all of the costs and expenses of (and obtain any required governmental authorizations in connection with) obtaining U.S. Dollars and making required payments.

      G.    EXCHANGE CONTROLS.

      MASTER LICENSEE shall use its best efforts to obtain any consents or authorizations that are necessary in order to permit timely payments in U.S. Dollars of all amounts payable under this Agreement. If any legal restriction at any time prevents MASTER LICENSEE from paying in U.S. Dollars, MASTER LICENSEE shall notify LICENSOR immediately. While such restrictions are in effect, LICENSOR may require payment in any currency it designates that is available to MASTER LICENSEE. Alternatively, LICENSOR may require MASTER LICENSEE to deposit all amounts due but unpaid as a result of such a restriction in any type of account in any bank or institution LICENSOR designates in the country where the Coffeehouses operate or elsewhere. The account used by LICENSOR shall be Sharia compliant. LICENSOR

CARIBOU MLA AL SAYER (2004)
shall be entitled to all profit earned on such deposits. LICENSOR may suspend the performance of its obligations under this Agreement until payment is U.S. dollars may be made.

      H.    STAMP DUTIES.

      If there is any stamp duty or similar tax or duty that applies in any country in the Development Area, MASTER LICENSEE shall submit a signed copy of this Agreement to the appropriate governmental agency within the required time period. MASTER LICENSEE agrees to pay all stamp duties and comparable duties and taxes (including penalties for late payment) in connection with this Agreement.

8.    MARKETING.

      A.    SUBLICENSEE ADVERTISING AND MARKETING.

      If MASTER LICENSEE (at its option) establishes, maintains, and administers one or more Sublicensee-funded marketing funds for Coffeehouses operating in the Development Area (EACH A "MARKETING FUND"), MASTER LICENSEE shall require all affected Sublicensees to contribute to the Marketing Fund according to the terms of their Sublicense Agreements. Whether or not MASTER LICENSEE establishes a Marketing Fund, MASTER LICENSEE shall (subject to LICENSOR's approval) adapt for use in the Development Area any marketing materials that LICENSOR provides to MASTER LICENSEE and give each Sublicensee reasonable quantities of these materials without charge. MASTER LICENSEE shall direct and supervise the creation and implementation of advertising, marketing, and promotional programs for the Development Area according to the Marketing Plan, as modified pursuant to LICENSOR's comments and any System Standards. LICENSOR shall own the copyright and all other intellectual property rights with respect to any advertising materials furnished to or prepared by MASTER LICENSEE. MASTER LICENSEE and its Affiliates may not use, nor approve for use by Sublicensees, any advertising, marketing, or promotional materials unless LICENSOR has previously approved such materials, such approval not to be withheld unreasonably. If such materials are produced in any language other than English, MASTER LICENSEE must (at its own cost) send LICENSOR a copy of the materials together with a complete and accurate English translation. LICENSOR may require that MASTER LICENSEE change the content or format of materials based on LICENSOR's decisions relating to quality control, proper use of the Marks, tastefulness, and/or compliance with this Agreement.

      B.    WEBSITES.

            (1) MASTER LICENSEE shall not, either alone or in conjunction with others, develop, maintain, or establish a Website relating directly or indirectly to the Marks or any CARIBOU COFFEE Coffeehouse without LICENSOR's prior written approval. MASTER LICENSEE acknowledges that LICENSOR may, at its option, prohibit MASTER LICENSEE's use of any such Website.

            (2) If LICENSOR requires, MASTER LICENSEE shall provide such information that LICENSOR periodically prescribes relating to MASTER LICENSEE,

CARIBOU MLA AL SAYER (2004)

      Sublicensees, and Coffeehouses operating in the Development Area in connection with any Website that LICENSOR chooses to maintain.

            (3) If MASTER LICENSEE requests the right to establish a Website relating directly or indirectly to the Marks and Coffeehouses operating in the Development Area, and LICENSOR approves that request:

                  (a) MASTER LICENSEE shall obtain LICENSOR's prior written
            approval of any domain names relating to the Website and allow LICENSOR to register such domain name(s) in its own name;

                  (b) before establishing the Website, MASTER LICENSEE shall submit to LICENSOR for prior approval a sample of the proposed Website format, visible content (such as proposed screen shots), and non-visible content (such as meta tags) in the form and manner LICENSOR requires; and

                  (c) MASTER LICENSEE shall not materially modify an approved
            Website without LICENSOR's prior written consent and shall comply with any System Standards that LICENSOR periodically issues with respect to Websites (including, without limitation, rules relating to hyperlinks to LICENSOR's Website).

MASTER LICENSEE acknowledges that LICENSOR may at any time revoke its approval of any Website and/or Website content and require that MASTER LICENSEE discontinue use of a Website.

9.    CONFIDENTIAL INFORMATION.

      A.    OBLIGATIONS OF MASTER LICENSEE.

      LICENSOR possesses (and will continue to develop and acquire) certain confidential and proprietary information, some of which constitutes trade secrets under applicable law ("CONFIDENTIAL INFORMATION") relating to developing, operating, and sublicensing CARIBOU COFFEE Coffeehouses, including, but not limited to: the terms of this Agreement; Sublicensee and site selection criteria; plans and specifications for the development of CARIBOU COFFEE Coffeehouses; specifications for trade secret products; training and operations materials and manuals; methods, formats, specifications, standards, systems, procedures, product preparation techniques, sales and marketing techniques, knowledge, and experience used in developing and operating CARIBOU COFFEE Coffeehouses; marketing and advertising programs; knowledge of specifications for and suppliers of various items; and knowledge of operating results and financial performance of CARIBOU COFFEE Coffeehouses. LICENSOR will disclose certain Confidential Information to MASTER LICENSEE and its employees in training programs described in Section 4, the Manuals, and guidance furnished to MASTER LICENSEE and its employees during the Agreement Term. MASTER LICENSEE and its Owners agree that they will inform MASTER LICENSEE's employees and others properly having access to Confidential Information about its confidential nature.

CARIBOU MLA AL SAYER (2004)

      MASTER LICENSEE and its Owners acknowledge and agree that neither MASTER LICENSEE, any Owner, any Affiliate, nor any of their employees will acquire any interest in Confidential Information, other than the right to use it as LICENSOR specifies during the Agreement Term, and that using or duplicating any Confidential Information in any other business would constitute an unfair method of competition. MASTER LICENSEE and its Owners further acknowledge and agree that Confidential Information is proprietary, includes trade secrets of LICENSOR, is not generally known or easily accessible, and confers a commercial advantage on LICENSOR. Consequently, LICENSOR will disclose Confidential Information to MASTER LICENSEE only on the condition that MASTER LICENSEE and its Owners agree, and they do hereby agree, that during the Agreement Term and after its expiration or termination they will: (a) not use Confidential Information in any other business or capacity; (b) keep confidential each item deemed to be a part of Confidential Information; (c) not make unauthorized copies of any Confidential Information disclosed via electronic medium or in written or other tangible form; (d) adopt and implement reasonable procedures that LICENSOR periodically prescribes to prevent unauthorized use or disclosure of Confidential Information, including, without limitation, restricting its disclosure to Sublicensees and others; and (e) impose all of these restrictions and obligations on all Sublicensees.

      Confidential Information does not include information, knowledge, or know-how that MASTER LICENSEE can demonstrate lawfully came to its attention before LICENSOR provided such information, knowledge, or know-how to MASTER LICENSEE directly or indirectly; that, at the time LICENSOR disclosed such information, knowledge, or know-how to MASTER LICENSEE, already had lawfully become generally known, in the industry in which CARIBOU COFFEE Coffeehouses operate, through publication or communication by others (without violating an obligation to LICENSOR); or that, after LICENSOR discloses such information, knowledge, or know-how to MASTER LICENSEE, lawfully becomes generally known, in the industry in which CARIBOU COFFEE Coffeehouses operate, through publication or communication by others (without violating an obligation to LICENSOR). However, if LICENSOR includes any matter in Confidential Information, anyone who claims that it is not Confidential Information must prove that one of the exclusions provided in this paragraph is satisfied.

      All ideas, concepts, techniques, or materials relating to developing, operating, or sublicensing CARIBOU COFFEE Coffeehouses, whether or not protectable intellectual property and whether created by or for MASTER LICENSEE, its Affiliates, their Owners or employees, or Sublicensees, must be promptly disclosed to LICENSOR and will be deemed to be LICENSOR's sole and exclusive property, part of the System, and works made-for-hire for LICENSOR. To the extent any item does not qualify as a "work made-for-hire" for LICENSOR, by this paragraph MASTER LICENSEE assigns ownership of that item, and all related rights to that item, to LICENSOR and agrees to take whatever action (including signing assignment or other documents) LICENSOR requests to evidence its ownership or to help LICENSOR obtain intellectual property rights in the item. LICENSOR shall have no obligation to compensate any party for such ideas, concepts, techniques, or materials.

CARIBOU MLA AL SAYER (2004)

      B. OBLIGATIONS OF LICENSOR.

      LICENSOR acknowledges that it may learn certain confidential and proprietary information relating to the financial results of CARIBOU COFFEE Coffeehouses operated in the Development Area and MASTER LICENSEE's operations (COLLECTIVELY, "MASTER LICENSEE PROPRIETARY INFORMATION"). During the Agreement Term and after its expiration or termination, LICENSOR will: (a) not use MASTER LICENSEE Proprietary Information in any other business or capacity; (b) maintain the absolute confidentiality of MASTER LICENSEE Proprietary Information, except
(i) as required by law, or (ii) in connection with LICENSOR's proper disclosure of its financial results of operations or the financial results of operations of the CARIBOU COFFEE Coffeehouse license network, or (iii) in connection with LICENSOR's authorized conduct of business as the licensor of the CARIBOU COFFEE Coffeehouse license network; and (c) not make unauthorized copies of any portion of MASTER LICENSEE Proprietary Information disclosed via electronic medium or in written or other tangible form.

10.   EXCLUSIVE RELATIONSHIP.

      MASTER LICENSEE and its Owners acknowledge and agree that LICENSOR would be unable to protect Confidential Information against unauthorized use or disclosure or to encourage a free exchange of ideas and information among master licensees, licensees, and Sublicensees of CARIBOU COFFEE Coffeehouses if master licensees, licensees, Sublicensees, and their management personnel were permitted to hold ownership interests in or perform services for Competitive Businesses. MASTER LICENSEE and its Owners further acknowledge that restrictions on the right of MASTER LICENSEE and Restricted Persons to hold ownership interests in or perform services for Competitive Businesses will not hinder their activities under this Agreement or otherwise. LICENSOR has entered into this Agreement with MASTER LICENSEE on the express condition that MASTER LICENSEE and Restricted Persons will deal exclusively with LICENSOR with respect to the type of business conducted by a CARIBOU COFFEE Coffeehouse. MASTER LICENSEE and Restricted Persons therefore agree that, during the Agreement Term, neither MASTER LICENSEE nor any Restricted Person will have any direct or indirect (through a Restricted Person or otherwise) ownership interest in, or perform services as a director, officer, manager, employee, consultant, representative, or agent for, any Competitive Business located or operating anywhere in the world. MASTER LICENSEE acknowledges that a breach of this
Section 10 by any Restricted Person shall be deemed a breach of this Agreement by MASTER LICENSEE and grounds for LICENSOR to terminate this Agreement.

11.   INDEPENDENT CONTRACTORS/INDEMNIFICATION.

      A. INDEPENDENT CONTRACTORS.

      This Agreement does not create a fiduciary relationship between LICENSOR and MASTER LICENSEE, they are and shall be independent contractors, and nothing in this Agreement is intended to make either party a general or special agent, joint venturer, partner, or employee of the other for any purpose. MASTER LICENSEE shall conspicuously identify itself in all dealings with others as an independent master licensee and sublicensor of CARIBOU COFFEE Coffeehouses and conspicuously and prominently place such other notices of

CARIBOU MLA AL SAYER (2004)
independent ownership on forms, business cards, stationery, and other materials that LICENSOR periodically requires. Neither MASTER LICENSEE nor LICENSOR has any right to create any obligation on behalf of the other except as expressly provided in this Agreement.

      B. TAXES.

      Consistent with Section 7 above, LICENSOR shall have no liability for any withholding, sales, use, value added, service, stamp duty, occupation, excise, gross receipts, income, property, payroll, or other taxes, whether levied upon this Agreement, MASTER LICENSEE, one or more Coffeehouses, MASTER LICENSEE's property, or LICENSOR, in connection with MASTER LICENSEE's business (except any taxes that LICENSOR by law must collect from MASTER LICENSEE on product purchases from LICENSOR and LICENSOR's own income taxes). MASTER LICENSEE must pay all such taxes and reimburse LICENSOR for any taxes that LICENSOR must pay to any taxing authority on account of either MASTER LICENSEE's operation of its business or payments that MASTER LICENSEE makes to LICENSOR.

      C. INDEMNIFICATION.

      MASTER LICENSEE agrees to indemnify, defend, and hold harmless LICENSOR, its Affiliates, each of their respective shareholders, directors, officers, employees, and agents, and all of their respective successors and assignees (THE "INDEMNIFIED PARTIES") against, and to reimburse any one or more of the Indemnified Parties for, all claims, causes of action, costs, expenses, losses, liabilities, damages, and obligations they incur directly or indirectly arising from or relating to: (1) any and all taxes described in Section 11.B.; (2) the operation of MASTER LICENSEE's business pursuant to this Agreement, including, without limitation, any claims by third parties for which LICENSOR might be subsidiarily liable under the Legal Requirements; (3) the operation of any Coffeehouse; or (4) MASTER LICENSEE's, its Affiliates', or their Owners' breach of this Agreement. For purposes of this indemnification, "claims" shall mean and include all obligations, actual and consequential damages, and costs that any indemnified Party reasonably incurs in defending any claim against it, including, without limitation, reasonable accountants', attorneys', attorney assistants', arbitrators', and expert witness fees, costs of investigation and proof of facts, arbitration and court costs, travel and living expenses, and other expenses incurred during, in preparation for, or in contemplation of litigation or alternative dispute resolution, regardless of whether litigation or alternative dispute resolution actually is commenced. Each Indemnified Party shall have the right to defend any claim against it, and reasonably to settle any claims, at MASTER LICENSEE's expense. This indemnity shall continue in full force and effect subsequent to and notwithstanding the expiration or termination of this Agreement. An Indemnified Party need not seek recovery from any insurer or other third party, or otherwise mitigate its losses and expenses, in order to maintain and recover fully a claim against MASTER LICENSEE under this Section. A failure to pursue a recovery or mitigate a loss will not reduce or alter the amounts that an Indemnified Party may recover from MASTER LICENSEE under this Section.

CARIBOU MLA AL SAYER (2004)

12.   MARKS.

      A. GOODWILL AND OWNERSHIP OF THE MARKS.

      MASTER LICENSEE's right to use the Marks is derived only from this Agreement (and, as applicable, License Agreements) and limited to offering and granting Sublicenses in the Development Area and performing its obligations under Sublicense Agreements in accordance with this Agreement's terms. MASTER LICENSEE's unauthorized use of any Mark is a breach of this Agreement and infringes LICENSOR's rights in the Marks. MASTER LICENSEE acknowledges and agrees that all use of the Marks by MASTER LICENSEE, its Affiliates, and Sublicensees and any goodwill established by that use are exclusively for LICENSOR's benefit and that this Agreement does not confer any goodwill or other interests in the Marks upon MASTER LICENSEE. MASTER LICENSEE may not at any time during or after the Agreement Term contest or assist any other person in contesting the validity, or LICENSOR's ownership, of the Marks, attempt to register with any governmental or other authority any of the Marks (or any translation or foreign language equivalent thereof), or obstruct LICENSOR's efforts to register the Marks (or any translation or foreign language equivalent thereof). LICENSOR reserves all rights not expressly licensed to MASTER LICENSEE.

      B. REGISTRATION OF THE MARKS IN THE DEVELOPMENT AREA.

      LICENSOR will take reasonable action to protect the Marks in the countries comprising the Development Area, including (where reasonable) by filing applications to register the Marks listed on Exhibit C in such countries. MASTER LICENSEE agrees to provide, at its own cost, such information and materials that are necessary to facilitate registration or other forms of protection that LICENSOR adopts for the Marks, provided that LICENSOR shall bear the cost of filing and prosecuting any and all applications that are filed. MASTER LICENSEE shall assist LICENSOR as requested (including by executing any necessary documents) with filing one or more registered user or similar agreements that are necessary or desirable in the trademark registry for the countries comprising the Development Area, recording MASTER LICENSEE as a registered user, or the local equivalent, of the registered Marks. MASTER LICENSEE hereby agrees that LICENSOR may cancel all such recordings upon the expiration or termination of this Agreement for any reason and that MASTER LICENSEE will assist LICENSOR to achieve such cancellation (including executing necessary documents). LICENSOR has exclusive authority to control all aspects of the registration process, and all registrations, registration applications, and other documents relating to the registration process shall list LICENSOR as owner of all rights in and to the registrations, applications, and Marks.

      C. LIMITATIONS ON MASTER LICENSEE'S USE OF THE MARKS.

      MASTER LICENSEE may not use any Mark (1) as part of any corporate or legal business name, (2) with any prefix, suffix, or other modifying words, terms, designs, or symbols (other than logos LICENSOR licenses to MASTER LICENSEE), (3) in selling any unauthorized services or products, (4) as part of any domain name, homepage, electronic address, or otherwise in connection with a Website, or (5) in any other manner that LICENSOR has not expressly authorized in writing. If LICENSOR discovers MASTER LICENSEE's unauthorized use of the Marks, LICENSOR may require MASTER LICENSEE to destroy all offending items reflecting

CARIBOU MLA AL SAYER (2004)
such unauthorized use. MASTER LICENSEE agrees to give the notices of trade and service mark registrations that LICENSOR specifies and to obtain any fictitious or assumed name registrations required under applicable law. All Marks shall be displayed in the manner LICENSOR periodically prescribes. Neither MASTER LICENSEE nor its Affiliates may use or attempt to register any other trademarks, service marks, or other commercial symbols in connection with developing, operating, or sublicensing CARIBOU COFFEE Coffeehouses.

      MASTER LICENSEE shall police the use of the Marks by Sublicensees and ensure that all Sublicense Agreements contain the same provisions regarding the Marks as those contained in this Agreement. MASTER LICENSEE shall advise LICENSOR of all breaches regarding use of the Marks and the action that MASTER LICENSEE proposes to take. If MASTER LICENSEE fails to take appropriate action to safeguard LICENSOR's rights to the Marks when required to do so, LICENSOR may take reasonable action at MASTER LICENSEE's expense to protect the Marks.

      D. NOTIFICATION OF INFRINGEMENT AND CLAIMS.

      MASTER LICENSEE shall immediately notify LICENSOR of any apparent infringement or challenge (actual or threatened) to MASTER LICENSEE's, an Affiliates', or a Sublicensee's use of any Mark or of any person's claim of any rights in any Mark or confusingly or deceptively similar trademark or service mark. MASTER LICENSEE shall not communicate with any person other than its counsel, LICENSOR, and LICENSOR's counsel regarding any such infringement, challenge, or claim. LICENSOR will take the action it deems appropriate to protect the Marks (including no action if none is warranted) and control exclusively any settlement, litigation, arbitration, or administrative proceeding arising from any infringement, challenge, or claim or otherwise concerning any Mark. MASTER LICENSEE agrees to sign any documents and take any other reasonable action that, in the opinion of LICENSOR's counsel, are necessary or advisable to protect and maintain LICENSOR's interests in the Marks. LICENSOR will reimburse MASTER LICENSEE for its costs of taking any action that LICENSOR has asked MASTER LICENSEE to take.

      E. DISCONTINUANCE OF USE OF MARKS.

      If it becomes reasonably advisable at any time in LICENSOR's sole judgment for MASTER LICENSEE, its Affiliates, and/or Sublicensees to modify, discontinue using, and/or replace any Mark and/or to use one or more additional, substitute, or replacement trade or service marks together with or in lieu of any previously designated Mark, MASTER LICENSEE and its Affiliates agree immediately to comply with, and to require Sublicensees immediately to comply with, LICENSOR's directions. LICENSOR shall have no obligation to reimburse MASTER LICENSEE, its Affiliates, or Sublicensees for expenses they incur to modify or discontinue using a Mark or to adopt substitute or replacement Marks, including, without limitation, any expenses relating to replacing advertising or promotional materials or changing signs or for any loss of goodwill related to a discontinued Mark. However, any required changes will not be unreasonable.

CARIBOU MLA AL SAYER (2004)

      F. DISCLAIMER OF WARRANTIES.

      LICENSOR warrants that, to the best of its knowledge as of the Effective Date, MASTER LICENSEE's use of the Marks in compliance with this Agreement in the Development Area will not infringe upon the trademark rights of any third party. Except for Iraq and Yemen, LICENSOR warrants that, as of the Effective Date, it has registered, has applied to register, or is in the process of preparing applications to register the Marks indicated as registered or pending on Exhibit C within the countries comprising the Development Area. Except as stated in the two previous sentences, LICENSOR disclaims all warranties of any nature regarding the Marks, including any express or implied warranty that the Marks may be used, or that the Marks do not infringe the rights of any third party, in the countries comprising the Development Area.

      LICENSOR has applied for registrations of the Marks indicated on Exhibit C in the countries comprising the Development Area. MASTER LICENSEE acknowledges and agrees that: (i) LICENSOR makes no representation that any Marks for which applications are currently pending, or for which applications may be filed in the future, will be registered in the countries comprising the Development Area;
(ii) LICENSOR makes no representation that any Marks will continue to be registered in any of the countries comprising the Development Area; and (iii) LICENSOR will have no liability to MASTER LICENSEE or its Owners if LICENSOR does not obtain registrations for one or more of the Marks in the countries comprising the Development Area.

13.   TRANSFER.

      A. BY LICENSOR.

      MASTER LICENSEE acknowledges that LICENSOR maintains a staff to manage and operate the System and that staff members can change as employees come and go. MASTER LICENSEE represents that it has not signed this Agreement in reliance on any particular shareholder, director, officer, or employee remaining with LICENSOR in that capacity. LICENSOR may change its ownership or form and/or assign this Agreement and any other agreement to a third party without restriction. After LICENSOR's assignment of this Agreement to a third party who expressly assumes the obligations under and would be the new owner of this Agreement, LICENSOR no longer will have any performance or other obligations under this Agreement. Such an assignment shall constitute a release and novation with respect to this Agreement, and the new owner-assignee shall be liable to MASTER LICENSEE as if it had been an original party to this Agreement.

      MASTER LICENSEE acknowledges and agrees that LICENSOR also may delegate any or all of its obligations under this Agreement to an Affiliate or an unaffiliated third party, in which case the Affiliate or unaffiliated third party will be obligated to perform the delegated functions for MASTER LICENSEE in compliance with this Agreement. LICENSOR will remain responsible for their proper performance.

CARIBOU MLA AL SAYER (2004)

      B. BY MASTER LICENSEE.

      MASTER LICENSEE understands and acknowledges that the rights and duties this Agreement creates are personal to MASTER LICENSEE and its Owners and that LICENSOR has entered into this Agreement in reliance upon its perceptions of the individual or collective character, skill, aptitude, attitude, business ability, and financial capacity of MASTER LICENSEE and its Owners. Therefore, neither (i) this Agreement (or any right granted by or interest in this Agreement), (ii) any ownership or other interest in MASTER LICENSEE (including, but not limited to, the right to receive all or any part of MASTER LICENSEE's profits or losses) or its Owners (if such Owners are legal entities), (iii) all or substantially all of MASTER LICENSEE's assets, nor (iv) any interest of MASTER LICENSEE in or to a Sublicense Agreement may be transferred without LICENSOR's prior written approval. Any transfer without LICENSOR's approval is a breach of this Agreement and has no effect, meaning that MASTER LICENSEE will continue to be obligated to LICENSOR for all of its obligations under this Agreement. Despite the restrictions, in this Section 13.B., MASTER LICENSEE may transfer this Agreement to one of its Affiliates if the Affiliate has been capitalized with at least $10 Million Dollars (to be verified by MASTER LICENSEE in the manner LICENSOR reasonably requires), MASTER LICENSEE guarantees its Affiliate's performance of the obligations under this Agreement, and MASTER LICENSEE and its Affiliate sign the documents LICENSOR reasonably requires to effect the transfer of this Agreement to the Affiliate.

      MASTER LICENSEE shall notify LICENSOR, and send LICENSOR such information that LICENSOR requests regarding any proposed transfer, at least one hundred twenty (120) days before the transfer's proposed effective date (although this does not mean that LICENSOR has approved or must approve the proposed transfer) and shall reimburse LICENSOR for all reasonable expenses (including, without limitation, attorneys' fees) LICENSOR incurs in evaluating, documenting, and approving or disapproving a proposed transfer. As used in this Agreement, the term "transfer" includes, without limitation, whether voluntary, involuntary, direct, or indirect: an assignment, sale, gift, or other disposition; the grant of a mortgage, charge, lien, or security interest (including, without limitation, the grant of a collateral assignment); a merger or consolidation, issuance of additional ownership interests, or redemption of ownership interests; a sale of voting interests or of securities convertible to voting interests; an agreement granting the right to exercise, or control the exercise of, voting rights of any holder of an ownership interest; and a transfer that occurs as a result of divorce, insolvency, or entity dissolution, (upon death) by will or intestate succession, or by declaration of, or transfer to, a trust.

      If MASTER LICENSEE (and its Owners) are fully complying with this Agreement, then, subject to the other provisions of this Section 13, LICENSOR will not unreasonably withhold its approval of a transfer that meets all of this Section's requirements. An ownership interest in MASTER LICENSEE or its Owners that is not a Controlling Interest (determined as of the date on which the proposed transfer will occur) may be transferred if the proposed transferee and its direct and indirect Owners are of good character, do not own any interest in or perform services for a Competitive Business, and otherwise meet LICENSOR's then applicable standards for international master licensees for CARIBOU COFFEE Coffeehouses. If the proposed transfer is of this Agreement or a Controlling Interest in MASTER LICENSEE or one of its Owners, or is one of a series of transfers (regardless of the time period over which these transfers take place) that in the aggregate transfer this Agreement or a Controlling Interest in MASTER LICENSEE or one of its Owners, then all of the following conditions must be met before or concurrently with the effective date of the transfer:

            (1) the transferee has the necessary business experience, aptitude, and financial resources to operate MASTER LICENSEE's business and perform its obligations under this Agreement and all Sublicense Agreements;

            (2) MASTER LICENSEE has paid all rental payments, fees, and other amounts owed to LICENSOR and its Affiliates and is not then otherwise in default of any obligation under this Agreement or any Sublicense Agreement;

            (3) neither the transferee nor any of its Owners or Affiliates have an ownership interest in or perform services for a Competitive Business;

            (4) the transferee (or its managing Owner) and such other persons that LICENSOR reasonably designates complete LICENSOR's standard training program at the transferee's expense;

            (5) the transferee has agreed to be bound by all of the terms and conditions of this Agreement and all Sublicense Agreements, and the transferee's Owners have agreed to guaranty the transferee's performance, and to comply personally with the obligations, under this Agreement;

            (6) MASTER LICENSEE (and all transferring Owners of MASTER LICENSEE) execute a general release, in a form satisfactory to LICENSOR, of any and all claims against LICENSOR and its Affiliates and their respective shareholders, officers, directors, employees, and agents;

            (7) LICENSOR has determined that the purchase price and payment terms will not adversely affect the transferee's operation of the business under this Agreement; and

            (8) if MASTER LICENSEE and/or any of its Owners finance any part of the purchase price, it and/or they agree that all of the transferee's obligations under promissory notes, agreements, or security interests are subordinate to the transferee's obligation to pay rental payments, fees, and other amounts due to LICENSOR and otherwise to comply with this Agreement and Sublicense Agreements.

      C.    LICENSOR'S RIGHT OF FIRST REFUSAL.

      If MASTER LICENSEE or any of its Owners at any time determines to sell or transfer an interest in this Agreement (or any right granted by this Agreement), any ownership or other interest in MASTER LICENSEE (including, but not limited to, the right to receive all or any part of MASTER LICENSEE's profits or losses), all or substantially all of MASTER LICENSEE's assets, or the interest of MASTER LICENSEE in or to any Sublicense Agreement in a transaction that otherwise would be allowed under Section 13.B. above, MASTER LICENSEE

CARIBOU MLA AL SAYER (2004)
or its Owners, as applicable, agree to obtain from a responsible and fully disclosed buyer, and send LICENSOR, a true and complete copy of a bona fide, executed written offer (which may include a letter of intent) relating exclusively to this Agreement, the assets of MASTER LICENSEE, the Sublicense Agreement(s), or an ownership or other interest in MASTER LICENSEE. The offer may not include the purchase of any other property or rights. The offer must include details of the payment terms of the proposed sale and the sources and terms of any financing for the proposed purchase price. To be a valid, bona fide offer, the proposed purchase price must be in a U.S. dollar amount, and the proposed buyer must submit with its offer an earnest money deposit equal to five percent (5%) or more of the offering price. The right of first refusal process will not be triggered by a proposed transfer that would not be allowed under
Section 13.B. above. LICENSOR may require MASTER LICENSEE (or its Owners) to send LICENSOR copies of any materials or information sent to the proposed buyer or transferee regarding the possible transaction.

      LICENSOR or its designee shall have the right, exercisable by written notice delivered to MASTER LICENSEE or the Owner within forty-five (45) days after the date MASTER LICENSEE delivers to LICENSOR an exact copy of such offer and such other information that LICENSOR reasonably requests, to notify MASTER LICENSEE or the Owner of its intent to purchase such interest for the price and on the terms and conditions contained in such offer, provided that LICENSOR may substitute cash for any form of payment proposed in such offer. LICENSOR's credit shall be deemed to be equal to the credit of any proposed purchaser. LICENSOR shall have not less than seventy-five (75) days following its notice to prepare for closing. If LICENSOR does not exercise its right of first refusal, MASTER LICENSEE or the Owner may complete the sale to the proposed purchaser pursuant to and on the exact terms of the original offer, subject to LICENSOR's approval of the transfer as provided in this Section. This means that, even if LICENSOR does not exercise its right of first refusal (whether or not it is properly triggered as provided above), if the proposed transfer otherwise would not be allowed under Section 13.B. above, MASTER LICENSEE or its Owners may not move forward with the transfer at all.

      If the sale to the proposed purchaser is not completed within two hundred
(200) days after delivery of the offer to LICENSOR, or there is a material change in the terms of the sale (which MASTER LICENSEE must tell LICENSOR immediately), LICENSOR shall have an additional right of first refusal for thirty (30) days on the terms and conditions applicable to the initial right of first refusal, except that LICENSOR shall have the option to substitute any of the modified terms of purchase for those contained in the original offer.

      D. DEATH OR DISABILITY OF AN OWNER.

      Upon the death or disability of an Owner of MASTER LICENSEE, the executor, administrator, conservator, or other personal representative of such Owner shall, within a reasonable time from the date of death or disability (not to exceed nine (9) months), transfer the Owner's interest in and obligations under this Agreement, MASTER LICENSEE, and the assets of MASTER LICENSEE to a third party approved by LICENSOR in accordance with this Section 13.

CARIBOU MLA AL SAYER (2004)

14.   TERMINATION OF AGREEMENT.

      A.    BY MASTER LICENSEE.

      Provided MASTER LICENSEE is in substantial compliance with this Agreement, MASTER LICENSEE may terminate this Agreement, effective thirty (30) days following its delivery of written notice of termination to LICENSOR, if LICENSOR commits a material breach of its obligations under this Agreement and fails to cure such breach within sixty (60) days after MASTER LICENSEE delivers notice of such breach to LICENSOR (or, if such breach cannot reasonably be cured within sixty (60) days, if LICENSOR fails to undertake within sixty (60) days after delivery of notice, and continue until completion, reasonable efforts to cure such breach). MASTER LICENSEE's termination of this Agreement other than as provided in this Section 14.A. shall be deemed a termination by MASTER LICENSEE without cause.

      B.    BY LICENSOR.

      LICENSOR may (at its option) terminate this Agreement and all of MASTER LICENSEE's rights under this Agreement, effective upon its delivery of written notice of termination to MASTER LICENSEE, if:

            (1) MASTER LICENSEE fails to satisfy the Development Quota for any two (2) Development Periods (regardless of whether they are consecutive) during the Development Term;

            (2) MASTER LICENSEE or any of its Owners makes or attempts to make an assignment or transfer in violation of this Agreement;

            (3) MASTER LICENSEE or any of its Owners is convicted by a court of, or pleads guilty or no contest to, a crime or offense, or engages in any other conduct, that might adversely affect the goodwill associated with the Marks or the reputation of LICENSOR, MASTER LICENSEE, or CARIBOU COFFEE Coffeehouses;

            (4) MASTER LICENSEE or any of its Owners applies for the registration of any Mark anywhere in the world, makes any unauthorized use of the Marks, or makes any unauthorized use or disclosure of Confidential Information, or any Restricted Person violates the restrictions in Section 10;

            (5) MASTER LICENSEE becomes insolvent in the sense that it is unable to pay its bills as they become due or its liabilities exceed its assets; makes an assignment for the benefit of creditors or admits its inability to pay its obligations as they become due; files a voluntary petition in bankruptcy or under any similar law, files any pleading seeking any reorganization, liquidation, or dissolution under any law, admits or fails to contest the material allegations of any such pleading filed against it, or is adjudicated a bankrupt or insolvent; or has a receiver, trustee, liquidator, or other person acting in a comparable capacity appointed for a substantial part of its assets;

CARIBOU MLA AL SAYER (2004)

            (6) MASTER LICENSEE violates any material Legal Requirement applicable to its business under this Agreement and does not begin to correct the violation immediately and correct the violation completely within a reasonable time (which in no event shall be longer than thirty
      (30) days) after MASTER LICENSEE has received notice of the violation (whether from LICENSOR or any government agency);

            (7) MASTER LICENSEE for any reason fails to pay any amounts owed to LICENSOR or its Affiliates when due and does not correct the failure within thirty (30) days after LICENSOR delivers written notice of the failure;

            (8) MASTER LICENSEE fails to comply with any other provision of this Agreement and does not correct such failure within forty-five (45) days after LICENSOR delivers written notice of the failure;

            (9)   LICENSOR elects to terminate this Agreement as provided in
      Section 6.E.; or

            (10) MASTER LICENSEE's or an Owner's assets, property, or interests are blocked under any law, ordinance, or regulation relating to terrorist activities, or MASTER LICENSEE or any of its Owners otherwise violate any such law, ordinance, or regulation.

      C.    TERMINATION OF DEVELOPMENT RIGHTS.

      Upon the occurrence of any of the events specified in Section 14.B. above, LICENSOR may, at its option, elect to terminate only the Development Term and MASTER LICENSEE's right to grant additional Sublicenses instead of terminating this Agreement entirely. However, such termination shall be without prejudice to LICENSOR's right to terminate this Agreement at any time thereafter for the same default or any other defaults under this Agreement. In addition, MASTER LICENSEE acknowledges that it is not entitled to, and shall not receive, any compensation, other benefit, or reduction in the fees payable to LICENSOR as a result of LICENSOR's exercising its rights under this Section 14.C.

15.   RIGHTS AND OBLIGATIONS UPON TERMINATION OR EXPIRATION.

      A.    MARKS.

      MASTER LICENSEE and its Owners agree that, after the termination of this Agreement or expiration of the Agreement Term, they will: (1) not directly or indirectly identify MASTER LICENSEE or themselves in any business as a current or former master licensee of, or as otherwise currently or formerly associated with, LICENSOR; (2) not use any Mark, or any trade name, trademark, or commercial symbol that is deceptively similar to, or a colorable imitation of, any Mark in any manner or for any purpose; (3) not use any trade name, trademark, or commercial symbol that suggests or indicates a connection or association with LICENSOR; (4) remove and cease using all signs containing any Mark and return to LICENSOR or destroy all forms and materials containing any Mark; (5) return to LICENSOR all copies of the Manuals and any other confidential materials that LICENSOR has loaned or made available to MASTER LICENSEE pursuant to this Agreement; and (6) cause all Sublicensees whose Sublicense

CARIBOU MLA AL SAYER (2004)

Agreements are not assigned to LICENSOR (or its designee) pursuant to Section 15.B. below to comply with the obligations in subparagraphs (1) through (5) above and any other post-termination obligations under the applicable Sublicense Agreements.

      B. SUBLICENSE AGREEMENTS.

      In addition to LICENSOR's rights and MASTER LICENSEE's obligations under this Section, upon the termination of this Agreement for any reason, MASTER LICENSEE agrees to assign to LICENSOR or its designee, at LICENSOR's option, MASTER LICENSEE's rights and obligations under those Sublicense Agreements that LICENSOR designates. LICENSOR shall give MASTER LICENSEE written notice of its exercise of this option within sixty (60) days after the effective date of this Agreement's termination. If LICENSOR exercises its option in this Section 15.B., it shall have ninety (90) days from the date of the notice exercising the option to designate the Sublicense Agreements to be assigned and to prepare for closing. LICENSOR (or its designee) shall not be obligated to pay MASTER LICENSEE for any Sublicense Agreement assigned. All Sublicense Agreements transferred shall be assigned free and clear of any liens, charges, and encumbrances.

      MASTER LICENSEE agrees to execute, and require all Sublicensees to execute, all documents reasonably required by LICENSOR in connection with the assignment. MASTER LICENSEE hereby appoints LICENSOR its true and lawful agent and attorney-in-fact with full power and authority to take the action necessary to complete the assignments. MASTER LICENSEE agrees that this power of attorney shall continue in full effect regardless of the termination or expiration of this Agreement. MASTER LICENSEE's approved form of Sublicense Agreement shall provide that, if the Sublicense Agreement is not assigned to LICENSOR (or its designee) for whatever reason, such Sublicense Agreement shall terminate and the Sublicensee no longer will have the right to operate the Coffeehouse.

      C. NO COMPENSATION.

      Except as explicitly set forth in Section 16 below, MASTER LICENSEE acknowledges and agrees mat it shall not be entitled to any form of compensation, remuneration, damages, or reimbursement whatsoever as a result of the expiration or termination for any reason of the Development Term, the Agreement Term, or this Agreement.

      D. GOVERNMENT FILINGS.

      MASTER LICENSEE shall, at its own expense, promptly cooperate with LICENSOR in connection with filing any documents with any governmental agency and taking any other action that LICENSOR deems necessary or advisable as a direct or indirect result of the termination or expiration of this Agreement. MASTER LICENSEE hereby appoints LICENSOR its true and lawful agent and attorney-in-fact with full power and authority to take the action necessary to accomplish the purposes of this Section 15.D.

      E. CONTINUING OBLIGATIONS.

      All obligations of LICENSOR and MASTER LICENSEE that expressly or by their nature survive the termination of this Agreement or the expiration of the Agreement Term shall

CARIBOU MLA AL SAYER (2004)
continue in full force and effect subsequent to and notwithstanding such expiration or termination until they are satisfied in full or by their nature expire.

16.   ENFORCEMENT.

      A.    INFORMAL DISPUTE RESOLUTION.

      Except as provided in Section 16.B. concerning temporary restraining orders and injunctive relief, before filing any judicial or arbitration proceeding, the party intending to file the proceeding must notify the other party in writing of the existence and nature of the dispute. LICENSOR and MASTER LICENSEE agree that, within fifteen (15) business days after receiving such notice, the Chief Executive Officer, Chief Operating Officer, or other senior executive officer of both LICENSOR and MASTER LICENSEE shall meet at LICENSOR's principal offices for a minimum of two (2) eight (8) hour days and attempt to resolve the dispute amicably. If these informal dispute resolution attempts are unsuccessful, either party may initiate a proceeding as described in Section 16.B.

      B.    ARBITRATION.

      Subject to Section 16.A., LICENSOR and MASTER LICENSEE agree that, except for controversies, disputes, or claims related to or based on MASTER LICENSEE's improper use of the Marks or improper use of Confidential Information or MASTER LICENSEE Proprietary Information, all controversies, disputes, or claims between LICENSOR and its Affiliates, and their respective shareholders, officers, directors, agents, and/or employees, and MASTER LICENSEE (and/or its Owners, guarantors, Affiliates, and/or employees) arising out of or related to:

            (1) this Agreement, a License Agreement, or any other agreement between MASTER LICENSEE and LICENSOR;

            (2) LICENSOR's or its Affiliates' relationship with MASTER LICENSEE;

            (3) any System Standard relating to the sublicensing, development, or operation of CARIBOU COFFEE Coffeehouses; or

            (4) any Sublicense Agreement or related agreement;

must be submitted for binding arbitration, on demand of either party, to the American Arbitration Association in the United States. The arbitration proceedings will be conducted in the English language by a panel of three (3) neutral arbitrators and, except as this Section 16.B. otherwise provides, according to the then current commercial arbitration rules of the American Arbitration Association for international arbitrations. All proceedings will be conducted at a suitable location chosen by the arbitrators in the Minneapolis, Minnesota U.S.A. metropolitan area. All matters relating to arbitration will be governed by the United States Federal Arbitration Act (9 U.S.C. Sections 1 et seq.). Judgment upon the arbitrators' award may be entered in any court of competent jurisdiction.

CARIBOU MLA AL SAYER (2004)

      The arbitrators have the right to award or include in their award any relief that they deem proper, including, without limitation, money damages, specific performance, injunctive relief, and attorneys' fees and costs (as provided in Section 16.I. below), provided that the arbitrators may not declare any Mark generic or otherwise invalid or award any punitive or exemplary damages against either party (LICENSOR and MASTER LICENSEE hereby waiving to the fullest extent permitted by law any right to or claim for any punitive or exemplary damages against the other).

      LICENSOR and MASTER LICENSEE agree to be bound by the provisions of any limitation on the period of time in which claims must be brought under applicable law or this Agreement, whichever expires earlier. LICENSOR and MASTER LICENSEE further agree that, in any arbitration proceeding, each must submit or file any claim that would constitute a compulsory counterclaim (as defined by the United States Federal Rules of Civil Procedure) within the same proceeding as the claim to which it relates. Any claim that is not submitted or filed as required is forever barred. The arbitrators may not consider any settlement discussions or offers that might have been made by either MASTER LICENSEE or LICENSOR.

      LICENSOR and MASTER LICENSEE agree that arbitration will be conducted on an individual, not a class-wide, basis and that an arbitration proceeding between LICENSOR and its Affiliates, and their respective shareholders, officers, directors, agents, and/or employees, and MASTER LICENSEE (and/or its Owners, guarantors, Affiliates, and/or employees) may not be consolidated with any other arbitration proceeding between LICENSOR and any other person. Despite LICENSOR's and MASTER LICENSEE's agreement to arbitrate, LICENSOR has the right in a proper case to seek temporary restraining orders and temporary or preliminary injunctive relief from a court of competent jurisdiction; provided, however, that LICENSOR must contemporaneously submit the dispute for arbitration on the merits as provided in this Section. MASTER LICENSEE has the right in a proper case to seek temporary restraining orders and temporary or preliminary injunctive relief from arbitrators in accordance with this Section. The provisions of this Section are intended to benefit and bind certain third party non-signatories and will continue in full force and effect subsequent to and notwithstanding this Agreement's expiration or termination.

      C. SEVERABILITY AND SUBSTITUTION OF VALID PROVISIONS.

      All provisions of this Agreement are severable, and this Agreement shall be interpreted and enforced as if all completely invalid or unenforceable provisions were not contained in this Agreement. Partially valid and enforceable provisions shall be enforced to the extent valid and enforceable. To the extent that any exclusive dealing provision in Section 10 is deemed to be unenforceable by virtue of its scope in terms of geographic area, activity prohibited, or length of time, but would be enforceable by reducing any of its terms, MASTER LICENSEE and LICENSOR agree that such provision shall be enforced to the fullest extent permissible under the laws and public policies applied in the jurisdiction in which enforcement is sought. If any applicable and binding law or rule of any jurisdiction requires more notice than this Agreement requires of the termination of this Agreement, or some other action that this Agreement does not require, or if, under any applicable and binding law or rule of any jurisdiction, any provision of this Agreement or any System Standard LICENSOR prescribes is invalid, unenforceable, or unlawful, the prior notice and/or other action required by the law or rule shall be substituted for

CARIBOU MLA AL SAYER (2004)
the comparable requirements of this Agreement, and LICENSOR shall have the right to modify such invalid or unenforceable provision or System Standard to the extent required to be valid and enforceable or to delete the unlawful provision in its entirety. Such modifications to this Agreement shall be effective only in such jurisdiction, unless LICENSOR elects to give them greater applicability, and shall be enforced as originally made and entered into in all other jurisdictions.

      D. WAIVER OF OBLIGATIONS.

      LICENSOR and MASTER LICENSEE may by written instrument unilaterally waive or reduce any obligation of or restriction upon the other under this Agreement, effective upon delivery of written notice to the other or another effective date stated in the waiver notice. Any waiver granted shall be without prejudice to any other rights LICENSOR or MASTER LICENSEE has, will be subject to continuing review by LICENSOR and MASTER LICENSEE, and may be revoked prospectively by LICENSOR or MASTER LICENSEE at any time and for any reason, effective upon delivery of ten (10) days' prior written notice. Any waiver must be in writing to be enforceable.

      LICENSOR makes no warranties or guarantees upon which MASTER LICENSEE may rely, and assumes no liability or obligation to MASTER LICENSEE, by granting or refusing to grant any waiver, approval, or consent to MASTER LICENSEE. LICENSOR and MASTER LICENSEE shall not be deemed to have waived or impaired any right, power, or option reserved by this Agreement (including, without limitation, the right to demand compliance with every term, condition, and covenant or to declare any default) because of any custom or practice of the parties that varies from this Agreement's terms; any failure, refusal, or neglect of LICENSOR or MASTER LICENSEE to exercise any right, or to insist upon the other's compliance with its obligations, under this Agreement; any waiver, forbearance, delay, failure, or omission by LICENSOR to exercise any right, power, or option, whether of the same, similar, or different nature, with respect to other master licensees or any CARIBOU COFFEE Coffeehouse; or LICENSOR's acceptance of any payment from MASTER LICENSEE after any breach of this Agreement.

      E. FORCE MAJEURE.

      Neither LICENSOR nor MASTER LICENSEE shall be liable for loss or damage or be in breach of this Agreement if its failure to perform its obligations results from any of the following and is not caused or exacerbated by the non-performing party: compliance with any law, ruling, order, regulation, requirement, or instruction of any government department or agency; acts of God; acts of war or terrorism; labor strikes; or explosions, earthquakes, floods, or other natural disasters; provided, however, that the affected party promptly upon the occurrence of the particular event informs the other in writing that such cause has delayed or will delay its performance, as applicable. Any delay resulting from any of these causes shall extend performance accordingly or excuse performance, in whole or in part, as may be reasonable, except that these causes shall not excuse payment of amounts owed at the time of such occurrence or payment of amounts due afterward.

CARIBOU MLA AL SAYER (2004)

      F. NO OFFSETS; CUMULATIVE RIGHTS.

      MASTER LICENSEE may not offset or withhold any amounts owed to LICENSOR or its Affiliates on the grounds of LICENSOR's alleged nonperformance of any obligations under this Agreement or for any other reason. LICENSOR's and MASTER LICENSEE's rights under this Agreement are cumulative, and no exercise or enforcement of any right or remedy under this Agreement shall preclude the exercise or enforcement of any other right or remedy under this Agreement or otherwise that LICENSOR or MASTER LICENSEE is entitled by law to enforce.

      G. WAIVER OF PUNITIVE DAMAGES AND JURY TRIAL.

      Except with respect to MASTER LICENSEE's obligation to indemnify the Indemnified Parties under Section ll.C., LICENSOR and MASTER LICENSEE hereby waive to the fullest extent permitted by law any right to or claim for any punitive, exemplary, or special damages against the other and agree that, in the event of a dispute between them, each shall be limited to equitable relief and recovery of any actual damages it sustains. LICENSOR and MASTER LICENSEE irrevocably waive trial by jury in any action, proceeding, or counterclaim, whether at law or in equity, brought by either of them.

      H. LIMITATION OF CLAIMS.

      Except with regard to MASTER LICENSEE's obligation to pay LICENSOR and its Affiliates amounts owed under this Agreement or otherwise, any and all claims arising out of or relating to this Agreement or the relationship between MASTER LICENSEE and LICENSOR shall be barred unless an arbitration or judicial proceeding (as permitted) is commenced within two (2) years from the date LICENSOR or MASTER LICENSEE knew, or exercising reasonable diligence should have known, of the facts giving rise to such claims.

      I. COSTS AND LEGAL FEES.

      In the event of any legal proceeding regarding a breach or default under this Agreement, the prevailing party in that proceeding (as determined by the trier-of-fact) shall be entitled to receive from the other party all of the costs and expenses that it incurred in connection with the proceeding, including, without limitation, reasonable accounting, attorneys', arbitrators', and related fees, whether incurred prior to, in preparation for, or in contemplation of the filing of any such proceeding.

      J. GOVERNING LAW/CONSENT TO JURISDICTION.

      All matters relating to arbitration will be governed by the United States Federal Arbitration Act (9 U.S.C. Sections 1 et seq.). Except to the extent governed by the United States Federal Arbitration Act, the United States Trademark Act of 1946 (Lanham Act, 15 U.S.C. Sections 1051 et seq.), or other federal law in the United States, this Agreement, the master license, and all claims arising from the relationship between LICENSOR (or its Affiliates) and MASTER LICENSEE will be governed by the laws of the State of Minnesota, U.S.A. However, Minnesota's choice of law and conflict of law rules shall not apply. Further, any Minnesota law regulating the sale of licenses or franchises or governing the relationship of a licensor/franchisor and its licensee/franchisee will not apply unless its jurisdictional requirements are met

CARIBOU MLA AL SAYER (2004)
independently without reference to this Section. The United Nations Convention on Contracts for the International Sale of Goods is expressly excluded from application to this Agreement and any transaction pursuant to this Agreement.

      Subject to the parties' arbitration obligations under Section 16.B. above, MASTER LICENSEE and its Owners agree that all actions arising under this Agreement or otherwise as a result of the relationship between MASTER LICENSEE and LICENSOR must be commenced in a state or federal court of general jurisdiction in the State of Minnesota, and MASTER LICENSEE (and each Owner) irrevocably submits to the jurisdiction of those courts and waives any objection MASTER LICENSEE (or its Owner) might have to either the jurisdiction of or venue in those courts. Nonetheless, MASTER LICENSEE and its owners agree that LICENSOR may enforce this Agreement and any arbitration orders and awards in the courts of the country in which MASTER LICENSEE is domiciled or operates.

      K. BINDING EFFECT.

      This Agreement is binding upon MASTER LICENSEE and LICENSOR and their respective executors, administrators, heirs, permitted assigns, and successors in interest. This Agreement may not be modified except by a written agreement signed by duly-authorized officers of both MASTER LICENSEE and LICENSOR.

      L. CONSTRUCTION.

      The preambles and exhibits are a part of this Agreement which, together with LICENSOR's System Standards (which may be periodically modified as provided in this Agreement), constitutes LICENSOR's and MASTER LICENSEE's entire agreement, and, except for any License Agreements to which LICENSOR and MASTER LICENSEE (or its Affiliates) are parties, there are no other oral or written understandings or agreements between LICENSOR and MASTER LICENSEE, or oral or written representations by LICENSOR, relating to the subject matter of this Agreement, the master license relationship, or a Coffeehouse (any understandings or agreements reached, or any representations made, before this Agreement are superseded by this Agreement). MASTER LICENSEE may not rely on any alleged oral or written understandings, agreements, or representations not contained in this Agreement or a License Agreement. Any policies that LICENSOR adopts from time to time to guide it in its decision-making are subject to change, are not a part of this Agreement, and are not binding on LICENSOR. Except as expressly provided in this Agreement, nothing in this Agreement is intended or deemed to confer any rights or remedies upon any person or legal entity not a party to this Agreement. Except where this Agreement expressly obligates LICENSOR reasonably to approve or not unreasonably to withhold its approval of any of MASTER LICENSEE's actions or requests, LICENSOR has the absolute right to refuse any request MASTER LICENSEE makes or to withhold its approval of any of MASTER LICENSEE's proposed, initiated, or completed actions that require LICENSOR's approval. Headings of sections and paragraphs are for convenience only and do not define, limit, or construe the contents of those sections or paragraphs. The term "MASTER LICENSEE" is applicable to one or more persons, a corporation or a partnership, as the case may be, and the singular usage includes the plural and the masculine and neuter usages include the other and the feminine. If two or more persons are at any time MASTER LICENSEE or its Owners under this Agreement, whether or not as

CARIBOU MLA AL SAYER (2004)
partners or joint venturers, their obligations and liabilities to LICENSOR shall be joint and several. This Agreement may be executed in multiple copies, each of which shall be deemed an original.

      M. GOVERNING LANGUAGE.

      This Agreement and the Manuals are written in the English language. Only the English versions of this Agreement and the Manuals shall be used to interpret the parties' rights and obligations. All communications between us and you will be in English. All samples required or requested shall be submitted by MASTER LICENSEE in their original language along with an English translation thereof. Any required or desired translations of any materials into the Arabic language shall be at MASTER LICENSEE's cost.

17.   NOTICES, REPORTS, AND PAYMENTS.

      All written or tangible notices or reports, and all payments, permitted or required to be delivered by this Agreement or the Manuals shall be deemed so delivered: (a) at the time delivered by hand; (b) at the time delivered via computer transmission if the sender has confirmation of successful transmission;
(c) one (1) business day after transmission by facsimile or other electronic system if the sender has confirmation of successful transmission; or (d) three
(3) business days after being placed in the hands of an internationally recognized commercial courier service for next business day delivery. All such notices, reports, and payments shall be addressed to the parties as follows:

      If to LICENSOR:   Caribou Coffee Company, Inc.
                        615 North Third Street
                        Minneapolis, Minnesota 55401 U.S.A.
                        Attention: Chief Executive Officer

      If to MASTER
      LICENSEE:         Al-Sayer Enterprises
                        P.O. Box 485
                        SAFAT 13005-KUWAIT
                        Attention: Executive Director

Any party may change the address for delivery of notices, reports, and payments by providing fifteen (15) days' prior notice according to this Section. For purposes of this Agreement, the terms "business day" shall exclude Saturdays, Sundays, and official holidays in both the United States and any country in the Development Area.

18.   COMPLIANCE WITH ANTI-TERRORISM LAWS.

      MASTER LICENSEE and its Owners agree to comply, and to assist LICENSOR to the fullest extent possible in its efforts to comply, with Anti-Terrorism Laws (defined below). In connection with that compliance, MASTER LICENSEE and its Owners certify, represent, and warrant that none of their property or interests are subject to being blocked under, and that MASTER LICENSEE and its Owners otherwise are not in violation of, any of the Anti-

Terrorism Laws. "Anti-Terrorism Laws" mean Executive Order 13224 issued by the President of the United States, the USA PATRIOT Act, and all other present and future laws, ordinances, regulations, policies, lists, and other requirements of any United States or other country's governmental authority addressing or in any way relating to terrorist acts and acts of war. Currently, a listing of relevant designations and the text of the Executive Order are published under the internet website address, www.ustreas.gov/offices/enforcement/ofac. Any violation of the Anti-Terrorism Laws by MASTER LICENSEE or its Owners, or any blocking of their assets under the Anti-Terrorism Laws, shall constitute good cause for immediate termination of this Agreement, as provided in Section 14.B.(10) above.

19.   MASTER LICENSEE FORMATION AND AUTHORIZATION.

      MASTER LICENSEE represents and warrants the following to LICENSOR:

      (a) It has and will maintain all required authority to execute, deliver, and perform its obligations under this Agreement and all related agreements and is duly organized or formed and validly existing in good standing under the laws of the place of its incorporation or formation;

      (b) Exhibit B to this Agreement completely and accurately describes all Owners and their interests in MASTER LICENSEE as of the Effective Date; and

      (c) MASTER LICENSEE's execution and delivery of, and performance of its obligations under, this Agreement (and any other agreements contemplated by this Agreement) will not conflict with, or result in a breach of any term or provision of, MASTER LICENSEE's charter or governing documents (a copy of which MASTER LICENSEE has given to LICENSOR before signing this Agreement) or any other agreement to which MASTER LICENSEE is a party or by which it or any of its assets are bound or breach any order, writ, injunction, or decree of any court, administrative agency, or governmental body.

20.   DUE DILIGENCE AND ASSUMPTION OF RISK.

      MASTER LICENSEE and each Owner have conducted such due diligence and investigation as they desire; recognize that the business venture described in this Agreement involves risks; and acknowledge that the success of the business venture depends upon the abilities of MASTER LICENSEE and its Owners. LICENSOR EXPRESSLY DISCLAIMS THE MAKING OF, AND MASTER LICENSEE AND EACH OWNER ACKNOWLEDGE THAT THEY HAVE NOT RECEIVED OR RELIED UPON, ANY

CARIBOU MLA AL SAYER (2004)

REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE POTENTIAL PERFORMANCE OR VIABILITY OF THE BUSINESS VENTURE CONTEMPLATED BY THIS AGREEMENT.

      MASTER LICENSEE and each Owner acknowledge that they have received, read, and understand this Agreement, the documents referred to in this Agreement, and the exhibits to this Agreement and have had ample time and opportunity to consult with their advisors concerning the potential benefits and risks of entering into this Agreement.

      IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the dates noted below, to be effective as of the Effective Date.

                                             CARIBOU COFFEE COMPANY, INC.

                                             By: /s/ Michael J. Coles
                                                 -----------------------------
                                                 Michael J. Coles

                                             Title: Chief Executive Officer
                                             Date: 11/10/04

                                             AL-SAYER ENTERPRISES

                                             By: /s/ Sayer Al-Sayer
                                                 -----------------------------
                                                    Sayer Al-Sayer
                                             Title: Executive Director
                                             Date:  6/23/04

OWNERS' UNDERTAKING

Each of the undersigned acknowledges and agrees as follows:

(1) Each has read the terms and conditions of the Master License Agreement (THE "AGREEMENT") between Caribou Coffee Company, Inc. ("LICENSOR") and Al-Sayer Enterprises ("MASTER LICENSEE") dated_____________________, 2004 and acknowledges that the execution of this Undertaking is in partial consideration for, and a condition to the granting of, the master license, and that Licensor would not have granted the master license without the execution of this Undertaking by each of the Undersigned;

(2) Each is included in the term "Owner" as defined in Section 2 of the Agreement; and

(3) The undersigned individually makes all of the covenants, representations, warranties, and agreements of an Owner set forth in the Agreement and any exhibits and is obligated to perform

CARIBOU MLA AL SAYER (2004)
thereunder for so long as he qualifies as an Owner and thereafter to the extent expressly provided by the terms of the Agreement and any exhibits and amendments thereto.

/s/ Sayer B. Al-Sayer
---------------------------------
[Signature]

Sayer B. Al-Sayer
[Name]

_________________________________
[Title]

Date: ________________

/s/ Michael J. Coles
---------------------------------
[Signature]

Michael J. Coles
[Name]
President & CEO
[Title]

Date: 11/10/04

CARIBOU MLA AL SAYER (2004)

                                    EXHIBIT A

                         TO THE MASTER LICENSE AGREEMENT
                  BY AND BETWEEN CARIBOU COFFEE COMPANY, INC.
                            AND AL-SAYER ENTERPRISES
                       DATED _______________________, 2004

                                DEVELOPMENT QUOTA



                                                                      CUMULATIVE
                                                                       NUMBER OF
                                                                    COFFEEHOUSES TO
                                                 COFFEEHOUSES TO          BE
                                                   BE OPENED           OPEN AND
              DATE DEVELOPMENT                       DURING        OPERATING IN THE
DEVELOPMENT       PERIOD        DATE DEVELOPMENT   DEVELOPMENT        DEVELOPMENT
  PERIOD         COMMENCES        PERIOD ENDS        PERIOD              AREA*
-----------   ----------------  ---------------- ---------------   ----------------
FIRST          EFFECTIVE DATE                          15                 15
SECOND                                                 25                 40
THIRD                                                  25                 65
FOURTH                                                 35                100
FIFTH                                                  35                135
SIXTH                                                  35                170
SEVENTH                                                40                210
EIGHTH                                                 40                250


                                                 CARIBOU COFFEE COMPANY, INC.


                                                 By: /s/ MICHAEL J. COLES
                                                    ----------------------------
                                                    Michael J. Coles
                                                 Title: Chief Executive Officer
                                                 Date: 11/10/04


                                                 AL-SAYER ENTERPRISES


                                                 By: /s/ SAYER AL-SAYER
                                                    ----------------------------
                                                    Sayer Al-Sayer
                                                 Title: Executive Director
                                                 Date: 6/23/04


                                  Exhibit A-1

                                   EXHIBIT B

                         TO THE MASTER LICENSE AGREEMENT
                                 BY AND BETWEEN
                          CARIBOU COFFEE COMPANY, INC.
                            AND AL-SAYER ENTERPRISES
                       DATED_______________________, 2004


                                     OWNERS

        MASTER LICENSEE and its Owners, jointly and severally, represent and warrant to LICENSOR that MASTER LICENSEE is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or organization, is qualified to do business in all jurisdictions in which its business activities or the nature of properties it owns requires such qualification, and has the corporate or other authority to execute, deliver, and perform all of the terms of this Agreement.

        MASTER LICENSEE and its Owners, jointly and severally, further represent and warrant to LICENSOR that all Owners and their interests in MASTER LICENSEE are completely and accurately listed on this Exhibit B and agree that MASTER LICENSEE will execute such revised versions of Exhibit B as may be necessary during the term of this Agreement to reflect any permitted changes in the information contained on the then current original Exhibit B.

1.      The ownership structure of MASTER LICENSEE is as follows:

                                            Number of Units of     Percentage of Total
 Name of Owner       Class of Ownership     Ownership Interest     Ownership Interests
-------------        ------------------     ------------------     -------------------


                                                                          100%

Summary of the rights of each class of Ownership Interest:
                                                           ---------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
---------------------------------------------------------------------------.

As of the Effective Date, there are ___________________ (________) units of Ownership Interests of MASTER LICENSEE authorized and ___________________ (________) units of Ownership Interests of MASTER LICENSEE issued and outstanding. There are no other authorized classes of Ownership Interests of MASTER LICENSEE.


                                  Exhibit B-1

2.   The following persons or entities own a Controlling Interest in MASTER
     LICENSEE:

                    PERCENTAGE OF TOTAL
NAME OF OWNER       OWNERSHIP INTERESTS
-------------       -------------------








3. The following persons are officers and/or directors of MASTER LICENSEE or otherwise involved in managing MASTER LICENSEE'S business:

Name                                  Title
----                                  -----

------------------                    ------------------------

------------------                    ------------------------

------------------                    ------------------------

------------------                    ------------------------


                                                 CARIBOU COFFEE COMPANY, INC.


                                                 By: /s/ MICHAEL J. COLES
                                                    ----------------------------
                                                    Michael J. Coles
                                                 Title: Chief Executive Officer
                                                 Date: 11/10/04


                                                 AL-SAYER ENTERPRISES


                                                 By: /s/ SAYER AL-SAYER
                                                    ----------------------------
                                                    Sayer Al-Sayer
                                                 Title: Executive Director
                                                 Date: 6/23/04


                                  Exhibit B-2

                                    EXHIBIT C

                         TO THE MASTER LICENSE AGREEMENT
                                 BY AND BETWEEN
                          CARIBOU COFFEE COMPANY, INC.
                            AND AL-SAYER ENTERPRISES
                       DATED_______________________, 2004

                             TRADEMARK REGISTRATIONS

      MARK              COUNTRY         REGISTRATION NO.            CLASS
 --------------         -------         ----------------        -------------
 CARIBOU COFFEE         LEBANON            REGISTERED           30,35, and 43
                                        MARCH 22,2004//
                                         NUMBER 97265

 CARIBOU COFFEE         LEBANON            REGISTERED           30,35, and 43
   & DESIGN                             MARCH 22,2004//
                                         NUMBER 97263

  LIFE IS SHORT.        LEBANON            REGISTERED           30,35, and 43
   STAY AWAKE                           MARCH 22,2004//
     FOR IT.                             NUMBER 97264


                             TRADEMARK APPLICATIONS

                                         APPLICATION
                                           DATES &
                                         NUMBERS (IF
      MARK              COUNTRY           AVAILABLE                 CLASS
 --------------        -----------       -------------          -------------
 CARIBOU COFFEE          KUWAIT              N/A                30,35, and 42

 CARIBOU COFFEE          KUWAIT              N/A                30,35, and 42
   & DESIGN

  LIFE IS SHORT.         KUWAIT              N/A                30,35, and 42
 STAY AWAKE FOR
       IT.

 CARIBOU COFFEE        UNITED ARAB       PENDING (FILED         30,35, and 43
                        EMIRATES         APRIL 24,2004)


                                  Exhibit C-1

 CARIBOU COFFEE        UNITED ARAB       PENDING (FILED         30,35, and 43
   & DESIGN             EMIRATES         APRIL 24,2004)

  LIFE IS SHORT.       UNTIED ARAB       PENDING (FILED         30,35, and 43
  STAY AWAKE FOR        EMIRATES         APRIL 24,2004)
       IT.

 CARIBOU COFFEE          BAHRAIN              N/A               30,35, and 42

 CARIBOU COFFEE          BAHRAIN              N/A               30,35, and 42
    & DESIGN

  LIFE IS SHORT.         BAHRAIN              N/A               30,35, and 42
 STAY AWAKE FOR
        IT.

 CARIBOU COFFEE           EGYPT           PENDING (FILED        30,35, and 43
                                         MARCH 10,2004)//
                                           APPLICATION
                                          NUMBERS 165427,
                                        165428, AND 165429

 CARIBOU COFFEE           EGYPT           PENDING (FILED        30,35, and 43
   & DESIGN                              MARCH 10,2004)//
                                           APPLICATION
                                          NUMBERS 165430,
                                        165431, AND 165432

  LIFE IS SHORT.          EGYPT           PENDING (FILED        30,35, and 43
 STAY AWAKE FOR                          MARCH 10,2004)//
       IT.                                 APPLICATION
                                          NUMBERS 165433,
                                        165434, AND 165435

 CARIBOU COFFEE           OMAN            PENDING (FILED        30,35, and 43
                                         MARCH 10,2004)//
                                           APPLICATION
                                          NUMBERS 32806,
                                        32807, AND 32808

 CARIBOU COFFEE           OMAN            PENDING (FILED        30,35, and 43
   & DESIGN                              MARCH 10,2004)//
                                           APPLICATION
                                          NUMBERS 32809,
                                        32810, AND 32811


                                  Exhibit C-2

 LIFE IS SHORT.           OMAN            PENDING (FILED        30,35, and 43
  STAY AWAKE                             MARCH 10,2004)//
   FOR IT.                                 APPLICATION
                                          NUMBERS 32812,
                                        32813, AND 32814

 CARIBOU COFFEE          QATAR            PENDING (FILED         30,35, and 42
                                         MARCH 14,2004)//
                                           APPLICATION
                                          NUMBERS 31920,
                                        32921, AND 31922

 CARIBOU COFFEE          QATAR            PENDING (FILED          30,35, and 42
   & DESIGN                              MARCH 14,2004)//
                                           APPLICATION
                                           NUMBERS 31923,
                                         31924, AND 31925

  LIFE IS SHORT.         QATAR            PENDING (FILED          30,35, and 42
    STAY AWAKE                           MARCH 14,2004)//
     FOR IT.                               APPLICATION
                                          NUMBERS 31926,
                                         31927, AND 31928

 CARIBOU COFFEE       SAUDI ARABIA            PENDING             30,35, and 43

 CARIBOU COFFEE       SAUDI ARABIA            PENDING             30,35, and 43
    & DESIGN

  LIFE IS SHORT.      SAUDI ARABIA              N/A               30,35, and 43
   STAY AWAKE
     FOR IT.

 CARIBOU COFFEE          TURKEY           PENDING (FILED          30,35, and 42
                                         MARCH 11,2004)//
                                           APPLICATION
                                        NUMBER 2004/06286

 CARIBOU COFFEE          TURKEY           PENDING (FILED          30,35, and 42
    & DESIGN                             MARCH 11,2004)//
                                           APPLICATION
                                        NUMBER 2004/06285


                                  Exhibit C-3

  LIFE IS SHORT.         TURKEY           PENDING (FILED         30,35, and 42
   STAY AWAKE                            MARCH 11,2004)//
     FOR IT.                               APPLICATION
                                        NUMBER 2004/06287

 CARIBOU COFFEE           IRAQ                 N/A

 CARIBOU COFFEE           IRAQ                 N/A
    & DESIGN

   LIFE IS SHORT.         IRAQ                 N/A
    STAY AWAKE
      FOR IT.

  CARIBOU COFFEE          YEMEN                N/A

  CARIBOU COFFEE          YEMEN                N/A
     & DESIGN

   LIFE IS SHORT.         YEMEN                N/A
    STAY AWAKE
      FOR IT.

                                                 CARIBOU COFFEE COMPANY, INC.


                                                 By: /s/ MICHAEL J. COLES
                                                    ----------------------------
                                                    Michael J. Coles
                                                 Title: Chief Executive Officer
                                                 Date: 11/10/04


                                                 AL-SAYER ENTERPRISES


                                                 By: /s/ SAYER AL-SAYER
                                                    ----------------------------
                                                    Sayer Al-sayer
                                                 Title: Executive Director
                                                 Date: 6/23/04


                                  Exhibit C-4